Exhibit 4.4

COVENTRY HEALTH CARE, INC.
RETIREMENT SAVINGS PLAN

Amended and Restated
Effective as of January 1, 2011

(including Amendment Number One and Amendment Number Two)

COVENTRY HEALTH CARE, INC.
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1	DEFINITIONS	2
1.01	“Account”	2
1.02	“Active Participant”	2
1.03	“Affiliate”	2
1.04	“Allocable Income/Loss”	2
1.05	“Alternate Payee”	2
1.06	“Annuity Contract”	3
1.07	“Automatic Deferral Election”	3
1.08	“Beneficiary”	3
1.09	“Board”	3
1.10	“Catch-Up Contributions”	3
1.11	“Code”	3
1.12	“Company”	3
1.13	“Compensation”	3
1.14	“Contributions”	4
1.15	“Elective Deferral Contributions”	4
1.16	“Eligible Employee”	5
1.17	“Employee”	5
1.18	“Employer”	5
1.19	“Employer Contributions”	5
1.20	“Employment Commencement Date”	5
1.21	“ERISA”	5
1.22	“Excess Elective Deferrals”	5
1.23	“FMLA Leave”	6
1.24	“Highly Compensated Employee”	6
1.25	“Hour of Service”	6
1.26	“Inactive Participant”	6
1.27	“Investment Fund”	6
1.28	“Investment Manager”	6
1.29	“Leased Employee”	7
1.30	“Loan Administrator”	7
1.31	“Matching Contributions”	7
1.32	“Named Fiduciary”	7
1.33	“Non-highly Compensated Employee”	7
1.34	“Normal Retirement Age”	7
1.35	“Normal Retirement Date”	7
1.36	“One-Year Period of Severance”	7
1.37	“Participant”	7
1.38	“Period of Service”	8
1.39	“Period of Severance”	8

i

1.40	“Plan”	8
1.41	“Plan Administrator”	8
1.42	“Plan Year”	8
1.43	“Qualified Military Service”	8
1.44	“Qualifying Employer Securities”	8
1.45	“Qualifying Employer Securities Fund”	8
1.46	“Reemployment Commencement Date”	8
1.47	“Regulation”	8
1.48	“Rollover Contributions”	8
1.49	“Service”	8
1.50	“Severance from Service Date”	9
1.51	“Totally and Permanently Disabled”	10
1.52	“Trust Agreement”	10
1.53	“Trust Fund”	10
1.54	“Trustee”	10
1.55	“USERRA”	10
1.56	“Valuation Date”	10
1.57	“Years of Service”	10

ARTICLE 2	PARTICIPATION	11
2.01	Eligibility	11
2.02	Commencement of Participation	11
2.03	Change in Participation	11
2.04	Termination of Participation	12
2.05	Erroneous Omission of Eligible Employee	12

ARTICLE 3	CONTRIBUTIONS	13
3.01	Automatic Deferral Election	13
3.02	Affirmative Election to make Elective Deferral Contributions	14
3.03	Catch-Up Contributions	14
3.04	Limitation on Elective Deferral Contributions	14
3.05	Matching Contributions	15
3.06	Rollover Contributions	15
3.07	Vesting	17
3.08	Return of Contributions to Employer	17
3.09	Veterans Rights	17
3.10	Corrective Contributions	19
3.11	Contributions under Merged Plans	20

ARTICLE 4	LIMITATIONS ON CONTRIBUTIONS	21
4.01	Dollar Limitation on Elective Deferral Contributions	21
4.02	ADP Limitation on Elective Deferral Contributions	23
4.03	ACP Limitation on Matching Contributions	29
4.04	Maximum Contributions	33
4.05	Plan Aggregation and Disaggregation under Code Section 415	37

ARTICLE 5	INVESTMENT OF CONTRIBUTIONS	39
5.01	Investment and Timing of Contributions	39
5.02	Valuation of Investment Funds/Qualifying Employer Securities	41
5.03	Notice to Participants	42

ARTICLE 6	DISTRIBUTION OF BENEFITS	43
6.01	Forms of Distribution	43
6.02	Distribution Election Procedures	43
6.03	Consent to Distribution	43
6.04	Direct Rollover	44
6.05	Timing of Distribution	46
6.06	In-Service Withdrawals	47
6.07	Hardship Withdrawals	47
6.08	Loans to Participants	49
6.09	Distributions under Qualified Domestic Relations Orders	51
6.10	Minimum Distribution Requirements	52

ARTICLE 7	GENERAL PROVISIONS	58
7.01	Amendments	58
7.02	Mergers and Direct Transfers	58
7.03	Termination of Plan	59

ARTICLE 8	ADMINISTRATION OF THE PLAN	61
8.01	Administration	61
8.02	Employers	62
8.03	Plan Expenses	62
8.04	Claims and Appeals Procedure	62
8.05	Voting and Tender of Qualifying Employer Securities	65

ARTICLE 9	TOP HEAVY RULES	67
9.01	Top Heavy Determination	67
9.02	Minimum Benefit	68
9.03	Impact on Vesting	68
9.04	Requirements Not Applicable	69

ARTICLE 10	MISCELLANEOUS	70
10.01	Nonguarantee of Employment	70
10.02	Assignment and Levy	70
10.03	Infancy or Incompetency	70
10.04	Missing Persons	70
10.05	Recovery of Overpayment	71
10.06	Governing Law and Rules of Construction	71
10.07	Titles and Headings	71
10.08	Plan Corrections	71
10.09	Writings and Electronic Communications	72
10.10	Consent to Plan Terms	72
10.11	Income Tax Withholding	72

10.12	Tax Treatment	72
10.13	Counterparts	72

APPENDIX I	-	FIRST HEALTH GROUP CORP. RETIREMENT SAVINGS PLAN PROTECTED BENEFITS	APP. I - 1
APPENDIX II	-	FIRST HEALTH PRIORITY SERVICES, INC. 401(k) PLAN PROTECTED BENEFITS	APP. II - 1
APPENDIX III	-	PROVISIONS APPLICABLE TO APPENDIX I AND APPENDIX II AND CERTAIN PRE-2006 BENEFITS	APP. III - 1
ATTACHMENT A	-	EMPLOYERS	ATT. A - 1

INTRODUCTION

Coventry Health Care, Inc. (the “Company”) established the Coventry Health Care, Inc. Retirement Savings Plan (the “Plan”), effective as of April 1, 1998, for the benefit of eligible employees.  The Plan was amended and restated for the Uruguay Round Agreements Act, General Agreement on Tariffs and Trade (“GATT”), the Uniformed Services Employment and Re-employment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”) and the Tax Payer Relief Act of 1997 (“TRA ‘97”), collectively referred to as “GUST”, effective as of April 1, 1998.  The Plan was further amended for the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), effective as of January 1, 2002, and amended thereafter to reflect certain regulatory provisions and design-based modifications.

The Plan was amended and restated, effective as of January 1, 2006, to constitute a “safe-harbor” 401(k) plan.  All matching contributions made on and after January 1, 2006 are 100% vested when made.  The Plan also was amended to reflect the provisions of the Pension Protection Act of 2006 (“PPA”); to incorporate in good faith the provisions of the final Regulations under Code Section 401(k); and to make other design-based changes.

The Plan hereby is again amended and restated effective as of January 1, 2011, except as otherwise specified herein or as required by law.  Each Employee who was a Participant in the Plan on December 31, 2010 and who completed an Hour of Service after December 31, 2010 shall be a Participant subject to the provisions of this amended and restated Plan.  The provisions of this amended and restated Plan shall apply to the interests of such Participants and their Beneficiaries on or after January 1, 2011.  Notwithstanding the foregoing and except as expressly provided herein, Participants who do not complete an Hour of Service after December 31, 2010 (and their Beneficiaries) generally shall be subject to the provisions of the Plan as in effect at the time of their termination of service.

It is intended that the Plan continue to be tax-qualified under Code Sections 401(a) and 401(k) as a profit sharing plan under Code Section 401(a)(27) that includes an employee stock ownership plan under Code Sections 409 and 4975(e)(7) and a cash or deferred arrangement under Code Section 401(k).  It also is intended that the Plan be an eligible individual account plan under ERISA Section 407(d)(3) and meet the requirements of ERISA Section 404(c), and that it be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Department of Labor Regulation §2550.404c–1(b)(1).

No provision of this Plan shall be construed to eliminate or reduce any optional form of benefit that existed under the Plan before this amendment and restatement or otherwise to retroactively reduce a Participant’s accrued benefit protected by Code Section 411(d)(6), except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4.

ARTICLE 1
DEFINITIONS

Words and phrases defined in this Definitions Section shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

1.01
“Account” means, with respect to a Participant, the value of his or her undivided share of the Trust Fund. An Account may be comprised of one or more sub-accounts including, but not limited to, those for Elective Deferral Contributions, Matching Contributions or Rollover Contributions and any earnings or appreciation thereon, and such other sub-accounts as the Plan Administrator may from time to time establish.

1.02	“Active Participant” means, with respect to any Plan Year, a Participant making Elective Deferral Contributions or, to the extent provided in Section 3.06, Rollover Contributions.

1.03
“Affiliate” means any corporation, partnership or other entity while it is: (i) a member of a “controlled group of corporations” (as defined in Code Section 414(b)) that includes the Company; (ii) any trade of business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; (iii) any organization (whether or not incorporated) that is a member of any affiliated service group (as defined in Code Section 414(m)) that includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o); provided that no such corporation or unincorporated trade or business shall be considered an Affiliate at any time prior to or subsequent to the time during which it meets the above definition and, provided further, that the status of being employed by an Affiliate shall pertain to an individual only during the time when his or her employer is an Affiliate and not to any time prior or subsequent to its Affiliate status. However, for purposes of determining the Company’s controlled group of corporations or the trades or businesses under common control with the Company, with respect to applying the limitations on Annual Additions in Section 4.04, “more than 50 percent” shall be substituted for “at least 80 percent” where it appears in Code Section 1563(a)(1).

1.04
“Allocable Income/Loss” means, with respect to any contributions which must be returned or forfeited under any of the provisions of the Plan, the income or loss allocable to such contributions for the Plan Year. Income or loss may be determined by any reasonable method for computing the income or loss, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is the same method used by the Plan for allocating income or loss to Participants’ Accounts.

1.05
“Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order (as defined in Section 6.09) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.06
“Annuity Contract” means an annuity contract or contracts into which an Employer may enter with an Insurer for guaranteed benefits, for the investment of Contributions in separate accounts or for the payment of benefits under this Plan.

1.07	“Automatic Deferral Election” means the automatic Elective Deferral Contribution election set forth in Section 3.01.

1.08
“Beneficiary” means the person(s), estate or trust designated by a Participant in writing (subject to the spousal consent requirements contained herein if the Participant has a spouse) to receive the benefits which are payable under the Plan upon or after the death of a Participant. If a Participant fails to designate a Beneficiary, or if for any reason his or her designation is legally ineffective, or if no designated Beneficiaries survive to the date payment is due, payment shall be made, unless otherwise set forth herein, to his or her spouse or, if none, to his or her estate.

(a)
If a Participant has a spouse, the spouse shall be his or her sole primary Beneficiary unless: (i) he or she obtains “Spousal Consent” (as defined below) to the designation of another as a primary Beneficiary; (ii) Spousal Consent cannot be obtained because the spouse cannot be located; or (iii) such other circumstances exist as the Plan Administrator may, in accordance with applicable Regulations, deem appropriate to waive the Spousal Consent requirement.

(b)
For this purpose, “Spousal Consent” means the written consent of a Participant’s spouse to the Participant’s designation of someone other than the spouse as the Participant’s sole primary Beneficiary, which consent is witnessed by a notary public and acknowledges the effect of such Beneficiary designation. Spousal Consent, once given, may not be revoked without the consent of the Participant.

(c)	To the extent provided in an applicable qualified domestic relations order (as defined in Section 6.09), an Alternate Payee also may designate a Beneficiary.

1.09	“Board” means the board of directors of the Company or a committee of such board, authorized by, and acting on behalf of, such board.

1.10	“Catch-Up Contributions” mean additional Elective Deferral Contributions as set forth in Section 3.03.

1.11
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Regulations thereunder. References to any section of the Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.12	“Company” means Coventry Health Care, Inc. or any successor thereto.

1.13
“Compensation” means, except for purposes of Section 4.04, the total wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of an Employer’s trade or business) for which an Employer is required to furnish the Employee a written statement under Code Sections

6041(d), 6051(a)(3) and 6052. The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

(a)
Compensation also shall include “elective contributions,” which mean amounts contributed or deferred by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b).

(i)
Amounts under Code Section 125 shall be deemed to include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage; but

(ii)	only if the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

(b)
Notwithstanding the above, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B).

(c)	Notwithstanding any other provision of the Plan to the contrary, Compensation shall not include severance pay or other form of post-termination compensation.

(d)
Notwithstanding any other provision of the Plan to the contrary, Participants may not make Elective Deferral Contributions with respect to amounts that are not Limitation Compensation (as defined in Section 4.04(c)). Further, notwithstanding any other provision of the Plan to the contrary, the limit imposed by Code Section 401(a)(17)(B) on Compensation incorporated under subsection

(b) above is not applicable for the purpose of determining the amount of Compensation from which Elective Deferral Contributions can be made.

1.14	“Contributions” mean, with respect to any Participant, one or more of the following types of contributions:

(a)	Elective Deferral Contributions made pursuant to Sections 3.01, 3.02 or 3.03, by or on behalf of a Participant;

(b)	Matching Contributions made pursuant to Section 3.05 by an Employer with respect to a Participant who makes Elective Deferral Contributions; and

(c)	Rollover Contributions, consisting of contributions a Participant has elected to transfer to this Plan pursuant to Section 3.06.

1.15	“Elective Deferral Contributions” mean Employer contributions made to the Plan at the election (or deemed election) of the Participant in lieu of cash compensation.

1.16	“Eligible Employee” means an Employee employed by an Employer who has completed one Hour of Service, except that Eligible Employee does not include any individual who is:

(a)	included in a unit of Employees covered by a collective bargaining agreement, unless such collective bargaining agreement provides for their participation;

(b)
a provider of services to an Employer or an Affiliate pursuant to a contractual arrangement, either with that person or with a third party, other than one specifically providing for an employment relationship with an Employer; or

(c)	a Leased Employee.

If any person excluded as an Eligible Employee pursuant to the preceding subsection (b) shall be determined by a court, federal, state, or local regulatory or administrative authority to have provided services as a common law employee of an Employer, such determination shall not alter such person’s ineligibility to participate in the Plan.

If an Employer reclassifies an individual as an Eligible Employee, he or she shall be an Eligible Employee prospectively from the effective date of that reclassification only, and then only if he or she otherwise satisfies the requirements of this Section. The decision of the Plan Administrator whether an Employee is an Eligible Employee shall be, in all respects, final and conclusive.

1.17	“Employee” means a common law employee of an Employer or an Affiliate, or a Leased Employee of an Employer or an Affiliate unless the requirements of Code Section 414(n)(5) are met.

1.18	“Employer” means the Company or any eligible Affiliate that has adopted this Plan, as described in Section 8.02 and Attachment A.

1.19	“Employer Contributions” mean Matching Contributions made by an Employer with respect to a Participant and corrective contributions, if any, made pursuant to Section 3.10(a).

1.20	“Employment Commencement Date” means the first day on which an Employee completes an Hour of Service with an Employer or an Affiliate.

1.21
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and Regulations thereunder. References to any section of ERISA shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.22
“Excess Elective Deferrals” mean, for a calendar year, a Participant’s Elective Deferral Contributions that exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions under Code Section 414(v)) for such year.

1.23
“FMLA Leave” means a leave of absence of an Employee pursuant to the provisions of the Family and Medical Leave Act of 1993 or pursuant to certain circumstances related to the Qualified Military Service of a family member of the Employee.

1.24	“Highly Compensated Employee” means any active or former Employee who is a “highly compensated active Employee” or a “highly compensated former Employee” as determined below:

(a)	A “highly compensated active Employee” is an Employee who:

(i)	was at any time during the current or preceding Plan Year a 5% owner (within the meaning of Code Section 416(i)) of an Employer or an Affiliate; or

(ii)
received Limitation Compensation for the preceding Plan Year from the Employer or an Affiliate in excess of $80,000 (as adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996).

(b)
A “highly compensated former Employee” is any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, performs no service for an Employer or an Affiliate during the current Plan Year, and was a highly compensated active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday.

1.25	“Hour of Service” means each hour for which an Employee is paid, or entitled to payment, for performing duties for an Employer or for a nonparticipating Affiliate.

1.26	“Inactive Participant” means a Participant for whom no Elective Deferral Contributions are currently being made or not making any Rollover Contributions under Section 3.06.

1.27	“Investment Fund” means one or more of the funds which may from time to time be made available for investment of a Participant’s Account pursuant to Article 5.

1.28	“Investment Manager” means a fiduciary (other than the Named Fiduciary) appointed pursuant to Article 5:

(a)	who has the power to manage, acquire, or dispose of any assets of the Plan;

(b)
who: (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; (iv) is an insurance company qualified to perform services described in subsection (a) above under the laws of more than one state; or (v) otherwise meets the applicable requirements of ERISA Section 3(38); and

(c)	who has acknowledged in writing being a fiduciary with respect to the Plan.

1.29	“Leased Employee” means any person who performs services for an Employer (other than as an Employee), provided that:

(a)	the services are provided pursuant to an agreement between an Employer and any other person (“Leasing Organization”);

(b)
such person has performed services for such Employer (including services performed for a related person in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year; and

(c)	such services are performed under primary direction or control of an Employer.

Contributions or benefits provided by the leasing organization to a Leased Employee which are attributable to service performed for an Employer, shall be treated as provided by such Employer.

1.30
“Loan Administrator” means the person or entity appointed by the Plan Administrator to administer the loan program under Section 6.08. If no such person or entity is appointed, the Loan Administrator will be the Plan Administrator.

1.31	“Matching Contributions” mean Contributions made by an Employer pursuant to Section 3.05 with respect to a Participant who makes Elective Deferral Contributions.

1.32
“Named Fiduciary” means the person or persons who have authority to control and manage the operation of the Plan. The Named Fiduciary is the 401(k) Plan Investment Committee as designated by the Board or its delegate.

1.33	“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.34	“Normal Retirement Age” means age 65.

1.35	“Normal Retirement Date” means the first day of the month on or after the date the Participant reaches his or her Normal Retirement Age.

1.36	“One-Year Period of Severance” means a 12-consecutive month Period of Severance in which the Employee is not credited with an Hour of Service.

1.37	“Participant” means an Eligible Employee who has commenced, but not terminated, participation in the Plan pursuant to the provisions of Article 2.

1.38
“Period of Service” means a period of time beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his or her Severance from Service Date.

1.39
“Period of Severance” means a period of time beginning on an Employee’s Severance from Service Date and ending on the first date he or she again performs an Hour of Service for an Employer or an Affiliate provided, however, that no Period of Severance shall be deemed to have been incurred by reason of his or her Qualified Military Service.

1.40	“Plan” means the Coventry Health Care, Inc. Retirement Savings Plan as set forth herein and as it may be amended from time to time.

1.41	“Plan Administrator” means the individuals serving from time to time as the Chief Human Resources Officer and the Corporate Chief Financial Officer of the Company.

1.42	“Plan Year” means the calendar year.

1.43
“Qualified Military Service” means any service in the uniformed services as defined in Chapter 43 of Title 38 of the United States Code by any individual if such individual is entitled to reemployment rights under such Chapter, and as incorporated in Code Section 414(u)(5).

1.44
“Qualifying Employer Securities” mean any securities which are issued by an Employer or any Affiliate that meet the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This term also shall include any securities that satisfied the requirements of the definition when those securities were assigned to the Plan.

1.45
“Qualifying Employer Securities Fund” means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

1.46	“Reemployment Commencement Date” means the first date an Employee performs an Hour of Service for an Employer following a Period of Severance.

1.47
“Regulation” means any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury, U.S. Department of Labor, or other federal agency as the case may be, and in effect at the time in question. Reference to a Regulation or section thereof includes that Regulation or section and any comparable Regulation or section that amends, supplements or supersedes that Regulation or section.

1.48	“Rollover Contributions” mean the Rollover Contributions made by an Eligible Employee or an Active Participant according to the provisions of Section 3.06.

1.49
“Service” means an Employee’s Period of Service, expressed as years and fractional parts of a year on the basis that 365 days equals one year, measured from the Employee’s Employment Commencement Date to the Employee’s most recent Severance from Service Date, adjusted as follows:

(a)
Reduced by any Period of Severance that occurred prior to the Employee’s most recent Severance from Service Date, unless such Period of Severance is included under the service spanning rule set forth in (e) below.

(b)	To include an Employee’s Service with a predecessor employer (as defined in Section 4.05(a)) that did not maintain this Plan. This Service includes service performed while a proprietor or partner.

(c)	To include Service with an entity while that entity was an Affiliate, to the extent it has not already been credited.

(d)	To include an Employee’s Qualified Military Service to the extent it has not already been credited.

(e)	To include a Period of Severance under either of the following conditions (service spanning rule):

(i)	the Period of Severance immediately follows a period during which an Employee is not absent from work and which ends within 12 months; or

(ii)
the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he or she was first absent.

If an Employee has more than one Period of Service or if all or a part of a Period of Service is not counted, his or her Service shall be determined by adjusting his or her Employment Commencement Date so that he or she has one continuous period of Service equal to the aggregate of all his or her countable Periods of Service.

1.50	“Severance from Service Date” means the earlier of:

(a)	the date of an Employee’s Severance from Employment with the Employer and its Affiliates by reason of quit, discharge, retirement or death; or

(b)
in the case of an Employee who is absent from service (with or without pay) with the Employer and its Affiliates for any reason other than quit, discharge, retirement or death (such as vacation, holiday, sickness, disability, pregnancy, leave of absence or layoff), the first 12-month anniversary of the initial date of such absence; provided, however, that if the Employee is absent from service by reason of (i) a leave of absence granted by the Employer or an Affiliate (including but not limited to an FMLA Leave) and he or she returns to service with the Employer or an Affiliate at the end of such leave of absence, or (ii) Qualified Military Service and he or she returns to service within the period that his or her re-employment rights are protected by federal law, then he or she shall not be deemed to have had a Severance from Service Date by reason of such absence.

Subject to (b) above, the Severance from Service Date of an Employee who is absent from service with the Employer or an Affiliate beyond the first 12-month anniversary of the initial date of such absence: (i) by reason of the Employee’s pregnancy; (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee for adoption by him or her; or (iv) for the purpose of caring for such child immediately following such birth or adoption, is the second 12-month anniversary of the initial date of such absence. The period between the first and second anniversaries of the maternity or paternity leave of absence is not a period of Service and is not a Period of Severance. Any period of unpaid FMLA Leave shall not be treated or counted toward a One-Year Period of Severance.

1.51
“Totally and Permanently Disabled” means that the Participant has either qualified for benefits under the Employer’s long-term disability plan or has been determined to be “totally disabled” under the federal Social Security Act. The determination under the Employer’s long-term disability plan or the federal Social Security Act is conclusive for purposes of this Plan.

1.52	“Trust Agreement” means the agreement between the Company and Trustee established for the purpose of holding and administering the Trust Fund under the provisions of the Plan.

1.53
“Trust Fund” means the total funds held under the Trust Agreement for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan, which are forwarded to the Trustee to be deposited in the Trust Fund, and earnings thereon.

1.54	“Trustee” means the trustee or trustees under the Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

1.55	“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.56
“Valuation Date” means the date on which the value of the assets of the Trust Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Named Fiduciary, Plan Administrator or Insurer (whichever applies), assets of the Trust Fund may be valued more frequently. These dates also shall be Valuation Dates.

1.57	“Years of Service” means an Employee’s Service disregarding any modifications which exclude Service.

ARTICLE 2
PARTICIPATION

2.01	Eligibility

An Employee employed by an Employer shall become an Eligible Employee upon the completion of one Hour of Service.

2.02	Commencement of Participation

Any Employee who was an Active Participant in the Plan on December 31, 2010 shall be a Participant in this Plan on January 1, 2011, as long as he or she remains an Eligible Employee on such date. An Eligible Employee shall become an Active Participant in the Plan upon making Elective Deferral Contributions to the Plan pursuant to the Plan’s Automatic or Affirmative Elective Deferral Contribution provisions, as set forth in Article 3.

2.03	Change in Participation

(a)
Change from Active Participant to Inactive Participant Status: If an Active Participant ceases to be an Eligible Employee because of a change in employment status including but not limited to a severance of employment or a transfer to the employ of an Affiliate that is not an Employer, or if he or she elects to discontinue making any Elective Deferral Contributions, he or she shall become an Inactive Participant, and the following shall apply:

(i)	An Active Participant shall become an Inactive Participant on the date indicated in (A) or (B) below, as applicable:

(A)	An Active Participant who ceases to be an Eligible Employee because of a change in his or her employment status shall become an Inactive Participant as of the date of his or her change in status.

(B)	An Active Participant who elects to discontinue making any Elective Deferral Contributions shall become an Inactive Participant as soon as practicable following the effective date of the election.

(ii)
An Inactive Participant’s Account shall continue to be revalued. An Inactive Participant shall not be eligible to make any Elective Deferral Contributions or to receive Matching Contributions for as long as he or she remains an Inactive Participant, other than any Matching Contributions due, if any, for the Plan Year in which he or she became an Inactive Participant.

(iii)	An Inactive Participant generally shall have the same rights as an Active Participant to make an election regarding Investment Funds or to designate a Beneficiary.

(iv)
When an Inactive Participant’s employment terminates for any reason, he or she (or in the event of death, his or her Beneficiary) shall be entitled to the benefits provided under the applicable provisions of this Plan.

(v)
Notwithstanding any provision in this Section to the contrary, except as otherwise noted in this Plan or as required by law, any Inactive Participant who is not an Employee on the effective date of this restatement shall be entitled to benefits determined according to the provisions of the prior document. Such individual shall become subject to this restated Plan document as of his or her Reemployment Commencement Date, if any, unless such reemployment is as a Leased Employee.

(b)
Return to Active Participant Status: A Participant who became an Inactive Participant as a result of a change in employment status shall be eligible to become an Active Participant as of any payroll period following the date on which he or she again becomes an Eligible Employee. An Inactive Participant who elected to discontinue making any Elective Deferral Contributions, or who returns from Qualified Military Service or a FMLA Leave, may resume making Elective Deferral Contributions as of any subsequent payroll period, if such Participant is an Eligible Employee as of such date.

2.04	Termination of Participation

A Participant shall cease to participate in the Plan on the date he or she is no longer an Eligible Employee and his or her account balance is zero.

2.05	Erroneous Omission of Eligible Employee

If, in any Plan Year, an Eligible Employee who should be included as an Active Participant in the Plan is erroneously omitted, his or her Employer shall make a corrective contribution with respect to him or her as required by applicable law or Regulation.

ARTICLE 3
CONTRIBUTIONS

3.01	Automatic Deferral Election

(a)	Automatic Elective Deferral Contributions: The Plan provides for an automatic default election to make Elective Deferral Contributions.

(i)
The Automatic Deferral Election shall apply when an Eligible Employee first becomes eligible to make Elective Deferral Contributions (or again becomes eligible after a period during which he or she was not an Active Participant, e.g., during a leave of absence or during a suspension on account of a hardship distribution), unless and until he or she affirmatively elects to modify the Automatic Deferral Election.

(ii)
The Automatic Deferral Election provides for an Elective Deferral Contribution equal to 6% of Compensation per pay period that will be allocated to a Participant’s Elective Deferral Contributions sub-account.

(iii)
The Eligible Employee shall be provided a notice that explains the Automatic Deferral Election and his or her right to make an affirmative election to change the Automatic Deferral Election in accordance with Section 3.01(b). The notice shall include the procedure for exercising those rights and the timing for implementing any such election.

(iv)
If a Participant for whom an Automatic Deferral Election is in effect does not direct the investment of such contributions, the automatic Elective Deferral Contributions shall be invested in the applicable qualified default investment alternative specified by the Named Fiduciary. The Participant may change the manner in which his or her Elective Deferral Contributions are invested at any time in accordance with Article 5.

(b)	Modifying the Automatic Deferral Election: A Participant may change the Automatic Deferral Election by affirmatively electing to:

(i)	make Elective Deferral Contributions at a percentage of Compensation that is other than the percentage specified in Section 3.01(a)(ii); or

(ii)	make no Elective Deferral Contributions.

If the Participant elects to contribute a percentage of Compensation other than the percentage provided for under the Automatic Deferral Election, the percentage selected must comply with any other applicable limitations under the Plan.

(c)
Annual Notice of Automatic Deferral Election: At least thirty (30) days, but not more than ninety (90) days, before the beginning of each Plan Year, each Active Participant shall be provided a notice that explains the Automatic Deferral Election and his or her right to affirmatively modify the Automatic Deferral

Election. The notice shall include the procedure for exercising that right and the timing for implementing any such election.

3.02	Affirmative Election to make Elective Deferral Contributions

(a)
Elective Deferral Contribution Affirmative Election: Subject to the limitations of Article 4, each Participant may elect, through payroll deduction, to have his or her Employer make Elective Deferral Contributions to the Plan on his or her behalf in an amount from 1% to 75% of the Compensation that would otherwise be payable to him or her each payroll period. Any election made by a Participant to start contributions, or to change the percentage of his or her Elective Deferral Contributions, shall become effective as soon as practicable after the date such election is filed with the Plan Administrator, providing that the Participant is an Eligible Employee on such date. A Participant’s Elective Deferral Contributions shall be allocated to his or her Elective Deferral Contributions sub-account. If a Participant who affirmatively elects to make Elective Deferral Contributions does not direct the investment of such contributions, the Elective Deferral Contributions shall be invested in the applicable qualified default investment alternative specified by the Named Fiduciary. A Participant may change the manner in which his or her Elective Deferral Contributions are invested at any time in accordance with Article 5.

(b)
Modifying the rate of Elective Deferral Contributions: A Participant may elect to change the rate of, or to discontinue, his or her Elective Deferral Contributions at any time. Such election shall be effective as soon as practicable following the date the election is filed with the Plan Administrator.

(c)
Modification in Contributions to Comply with Limitations: Notwithstanding the foregoing, during any Plan Year, the Plan Administrator may require a Participant to decrease or suspend his or her Elective Deferral Contributions to the extent necessary to comply with the limitations of Article 4 for that Plan Year.

3.03	Catch-Up Contributions

In addition to Elective Deferral Contributions otherwise permitted to be made in accordance with the terms of this Article 3, all Eligible Employees who are age 50 or over by the end of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v). Catch-Up Contributions may not exceed the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i), as adjusted for cost-of-living increases. Catch-Up Contributions shall not be taken into account for purposes of Section 3.04 and Article 9.

3.04	Limitation on Elective Deferral Contributions

No Participant shall be permitted to make Elective Deferral Contributions under this Plan, or any other qualified plan, during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent such Participant is eligible to make Catch-up Contributions pursuant to Section 3.03 above.

3.05	Matching Contributions

(a)
Matching Contributions: An Employer shall make Matching Contributions in an amount equal to 100% of Elective Deferral Contributions which are not over 3% of Compensation for the payroll period, plus 50% of Elective Deferral Contributions which are in excess of 3% of Compensation but are not over 6% of Compensation, to the extent such Elective Deferral Contributions do not exceed the applicable limits under Code Sections 401(a)(17), 402(g) or 415(c). In accordance with Article 4, Matching Contributions shall not be made on Excess Elective Deferrals. Any Matching Contributions made with respect to Excess Elective Deferrals shall be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Account and applied to reduce future Matching Contributions.

(b)
Pay Period Calculation: Subject to the last sentence of subsection (a), Matching Contributions shall be calculated based on Elective Deferral Contributions and Compensation for a pay period and are made on a pay period basis for all persons who were Active Participants at any time during that pay period.

(c)
Match in Qualifying Employer Securities: Notwithstanding any provision of Article 5 to the contrary, an Employer may make all or any portion of the Matching Contributions, which are to be invested in Qualifying Employer Securities, to the Trustee in the form of Qualifying Employer Securities. Effective December 1, 2006, all Participants may divest themselves of any portion, or all, of the Qualifying Employer Securities held in their Matching Contribution sub-accounts under the Plan. Participants who are subject to Section 16 of the Securities Exchange Act of 1934, will need to obtain approval from the Company’s legal department before the divestiture of any Qualifying Employer Securities is processed, and all Participants shall be subject to such securities law compliance procedures as the Company shall determine.

3.06	Rollover Contributions

The Plan will accept, on behalf of an Eligible Employee, Rollover Contributions or direct rollovers (including a rollover contribution or direct rollover received by the Eligible Employee as a surviving spouse, or a spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in Code Section 414(p)) of distributions from the types of plans specified below.

(a)	Direct Rollovers: The Plan will accept a direct rollover of an eligible rollover distribution (as defined in Section 6.04) from:

(i)	a qualified plan described in Code Section 401(a) or 403(a);

(ii)	an annuity contract described in Code Section 403(b); or

(iii)	an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)	Participant Rollover Contributions from Other Plans: The Plan will accept a Participant contribution of an eligible rollover distribution (as defined in Section 6.04) from:

(i)	a qualified plan described in Code Section 401(a) or 403(a);

(ii)	an annuity contract described in Code Section 403(b); or

(iii)	an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state of political subdivision of a state.

(c)
Participant Rollover Contributions from IRAs: The Plan will not accept a Participant Rollover Contribution or the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Sections 408(a), 408(b) or 408A.

(d)	A Rollover Contribution shall be allowed only in cash and must be made according to procedures established by the Plan Administrator.

(e)	The Plan will not accept a Rollover Contribution of after-tax contributions and earnings thereon.

(f)	In no event will any transfer of assets include any assets which would cause this Plan to be a “transferee plan” under Code Section 401(a)(11)(B)(iii)(III).

(g)	The Plan Administrator may condition acceptance of any Rollover Contribution upon receipt of such documents as it may require.

(h)
If an Eligible Employee makes a contribution intended to be a Rollover Contribution but which the Plan Administrator later determines did not qualify as a Rollover Contribution, the Trustee shall distribute, as soon as administratively feasible after that determination is reached, the amount of such contribution adjusted for Allocable Income/Loss.

(i)
If an Eligible Employee is not an Active Participant when the Rollover Contribution is made, he or she shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. No Employer Contributions shall be made for or allocated to such an Eligible Employee until the time he or she makes Elective Deferral Contributions.

(j)
Rollover Contributions made by an Eligible Employee shall be credited to his or her Account. The portion of a Participant’s Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times.

3.07	Vesting

(a)
Vested Account: A Participant’s Elective Deferral Contributions and Rollover Contributions shall be fully (100%) vested and nonforfeitable at all times. Notwithstanding any other provision of the Plan to the contrary, all Matching Contributions made on or after January 1, 2006 shall be 100% vested at all times.

(b)	Any references in the Plan to forfeitures of Matching Contributions made on or after January 1, 2006 due to insufficient Years of Service shall be disregarded.

3.08	Return of Contributions to Employer

Notwithstanding any provision of this Plan to the contrary, to the extent permitted by applicable law, contributions shall be returned to an Employer under the following circumstances:

(a)
Mistake: If, and to the extent that, a contribution was made by a mistake of fact, the Plan Administrator may direct the Trustee to return the contribution to an Employer at any time within one (1) year after the payment of such contribution, provided that Trust Fund earnings attributable to such mistaken contribution will not be returned to the Employer but must remain in the Trust Fund.

(b)
Nondeductibility: Any contributions made to this Plan by an Employer shall be subject to the express condition that such contributions will be deductible against such Employer’s federal income tax return under Code Section 404. If, and to the extent that, the Internal Revenue Service determines that a contribution is not deductible under Code Section 404, the Plan Administrator may direct the Trustee to return the contribution to an Employer at any time within one (1) year after the date of disallowance.

(c)
Adjustments: Except as this Plan may otherwise provide, any contribution returned shall be adjusted to reflect its proportionate share of any Trust Fund gain or loss if, and to the extent, allowable under applicable Regulations.

(d)
Limitation on Rights: Notwithstanding any provision of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Trust Fund or to any benefit under the Plan shall be subject to and limited by the provisions of this Section.

3.9	Veterans Rights

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). Any Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:

(a)
If, at the time of the commencement of his or her absence for Qualified Military Service, an Eligible Employee was not yet a Participant by reason of failure to satisfy the minimum service requirements of the Plan, such Eligible Employee shall be deemed to have become a Participant as of the date on which he or she would otherwise have become a Participant had such employment not been interrupted by Qualified Military Service.

(b)
Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this Section shall be deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount the Participant would have earned during his or her period of Qualified Military Service in the Plan Year (or the fraction thereof) had he or she been employed through the entirety of such period at his or her regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.

(c)
Any Participant who was an Eligible Employee and resumes employment with the Employer following Qualified Military Service within the time during which his or her reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Elective Deferral Contributions at any time during the period commencing with his or her resumption of employment with the Employer (whether or not then an Eligible Employee) and ending on the earliest to occur of: (i) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (ii) the date on which his or her employment terminates after having been resumed following Qualified Military Service; or (iii) the date that occurs after a passage of time commencing on his or her resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Elective Deferral Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.

(d)
To the extent that the Employer is required to make contributions to the Plan for any Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when the Participant presents himself or herself to resume services as an Employee of an Employer or an Affiliate within the time that his or her reemployment rights are protected under federal law.

(e)
To the extent the Participant makes “make-up” Elective Deferral Contributions described in subsection (c) above, the Employer shall contribute for allocation to the Participant’s Account an amount equal to the Matching Contributions that would have been made for the benefit of the Participant if the Participant’s make-up Elective Deferral Contributions had been made at the time his or her imputed

Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).

(f)
In the case of a Participant who dies while on Qualified Military Service on or after January 1, 2007, the Beneficiaries of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then on the following day terminated on account of death.

(g)
Effective January 1, 2009, a Participant on Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payment shall be treated as Limitation Compensation (as defined in Section 4.04(c)) and as Compensation.

3.10	Corrective Contributions

(a)
If it becomes necessary to correct mistakes made in amounts distributed from or credited to Accounts, to restore the portion of a Participant’s Account which was forfeited pursuant to any provision of the Plan or if an Employee should have been included as a Participant but is mistakenly excluded for any reason, correction or restoration shall first be made out of Employer Contributions and forfeitures and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed may be provided by a special contribution to the Plan which the Company, in its sole discretion (but subject to the applicable limitations on deductible contributions and maximum annual additions and considering the rules on deductibility under Code Section 162), may elect to make. Any such correction of mistake or special contribution shall be corrected, allocated or credited in the fashion specified by the Plan Administrator.

(b)
The provisions of this subsection (b) shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this subsection applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if he or she had not previously elected (or deemed to have elected) to make Elective Deferral Contributions pursuant to Sections 3.01 or 3.02 but, within 30 days of the date he or she receives notice of the provisions of this Section, makes an election to make Elective Deferral Contributions in accordance with Section 3.02 (retroactive to any date as of which he or she was or has become eligible to do so), then he or she may elect that any Elective Deferral Contributions not previously made on his or her behalf but which, after application of the foregoing provisions of this subsection, would have been made under the provisions of Article 3 shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Matching Contributions under the provisions of Article 3 for any prior Plan Year after such back pay award or agreement has been effected, his or her Employer shall make Matching Contributions equal to the amount of the Matching Contributions which would have been allocated to him or her under the provisions of Article 3 as in effect during each such Plan Year. The amounts of such additional Employer contributions shall be credited to his or her Account. Any additional Employer contributions made pursuant to this subsection shall be made in accordance with, and subject to the limitations of, the applicable provisions of the Plan.

3.11	Contributions under Merged Plans

Notwithstanding any provision of this Plan to the contrary, the Employers may make matching or non-elective Employer Contributions with respect to a plan that merged into this Plan in accordance with the provisions of such merged plan as in effect immediately prior to such merger. The Plan Administrator shall establish within the Accounts of affected Participants such sub-accounts as may be necessary in order to maintain records of such Employer contributions and subsequent earnings or losses thereon, and of any applicable vesting requirements thereon.

ARTICLE 4
LIMITATIONS ON CONTRIBUTIONS

4.01	Dollar Limitation on Elective Deferral Contributions

(a)
A Participant is not permitted to defer under this Plan or any other Qualified Plan, as defined in Section 9.01(a), maintained by the Company or an Affiliate during any calendar year an amount greater than the 401(k) Dollar Limit. For this purpose, the “401(k) Dollar Limit” is the annually adjusted dollar limitation contained in Code Section 402(g) (plus, if applicable, the dollar limitation on catch-up contributions under Code Section 414(v)) in effect for such calendar year. For purposes of this subsection (a), “Excess Deferral Amount” means the amount of a Participant’s Elective Deferral Contributions (plus, if applicable, catch-up contributions under Code Section 414(v)) for any calendar year in excess of the 401(k) Dollar Limit.

(i)
In any calendar year, the Plan Administrator has the discretion to suspend Elective Deferral Contributions of a Participant at any time during the calendar year after either the Plan Administrator is notified by the Participant that the 401(k) Dollar Limit under this subsection (a) is or will be exceeded during the calendar year by his or her contributions, or the Plan Administrator itself determines that the 401(k) Dollar Limit is or will be exceeded during the calendar year by such Participant.

(ii)
If in any calendar year the aggregate of the Elective Deferral Contributions (plus, if applicable, catch-up contributions as defined in Code Section 414(v)) made on a Participant’s behalf under this Plan, plus his or her other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or used to have an annuity contract purchased on his behalf under Code Section 403(b), exceed the 401(k) Dollar Limit, then no later than the March 1st following such calendar year he or she may notify the Plan Administrator, in a manner prescribed by the Plan Administrator: (i) that he or she has exceeded the limitation and (ii) of the amount of his or her Elective Deferral Contributions (or, if applicable, catch-up contributions under Code Section 414(v)) under this Plan which he or she wants distributed to him or her (as adjusted for Allocable Income/Loss), notwithstanding his or her contribution election, so that he or she will not exceed the limitation. The Plan Administrator may require reasonable proof that he or she has exceeded the 401(k) Dollar Limit.

(iii)
If in any calendar year the aggregate of the Elective Deferral Contributions (plus, if applicable, catch-up contributions under Code Section 414(v)) made on a Participant’s behalf under the Plan, plus his or her other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the

Company or an Affiliate, under a simplified employee pension (as defined in Code Section 408(k)) sponsored by the Company or an Affiliate, or used to have the Company or an Affiliate purchase an annuity contract on his or her behalf under Code Section 403(b), exceed the 401(k) Dollar Limit, then he or she shall be deemed to have notified the Plan Administrator that: (i) he or she has exceeded the limitation and (ii) he or she wants distributed to him or her the amount of such excess deferrals (as adjusted for Allocable Income/Loss) notwithstanding his or her contribution election so that he or she will not exceed the 401(k) Dollar Limit. No later than the next April 15, the Plan Administrator may (but shall not be obligated to) make the distribution requested, or deemed to have been requested, by him or her under this paragraph. Such distribution may be made notwithstanding any other provision of law or this Plan. Except as otherwise provided by Regulations, such distribution shall not reduce the amount of Elective Deferral Contributions considered as Annual Additions under Section 4.04(b). Any amounts not distributed under this paragraph shall continue to be held in accordance with the terms of the Plan and Trust Fund.

(iv)
After a distribution of an Excess Deferral Amount under this subsection, Matching Contributions made under Section 3.05 with respect to such distributed Excess Deferral Amount shall be withdrawn (as adjusted for Allocable Income/Loss) from such Participant’s account and applied to reduce future Matching Contributions under Section 3.05.

(b)
During any Plan Year, the Elective Deferral Contributions made on behalf of a Participant under this Plan and any other plan maintained by an Employer or an Affiliate for any taxable year shall not exceed the applicable dollar limit for such year under Section 402(g) of the Code, except to the extent permitted under Section 3.03 for contributions made in accordance with Section 414(v) of the Code. In order to prevent the limitation of this Section from being exceeded for any Plan Year, the Plan Administrator may prospectively limit the percentage or amount of Compensation which a Participant may elect to have contributed as Elective Deferral Contributions.

(c)
If the Elective Deferral Contributions (as defined in Code Section 402(g)(3)) of a Participant to this Plan and any plan of an Employer or an Affiliate exceed the limitation of the preceding subsection as of the end of any Plan Year, or if prior to March 1 following the end of any Plan Year a Participant has submitted to the Plan Administrator a written certification stating that all or part of his or her Elective Deferral Contributions to the Plan constitute Excess Elective Deferrals made to the Plan, such Participant shall be given a distribution of such excess amount from his or her Elective Deferral Contribution Account (as adjusted for Allocable Income/Loss, no later than April 15 following the end of the taxable year with respect to which such excess amount was contributed. Notwithstanding the distribution of any Excess Elective Deferrals, such Excess Elective Deferrals shall be included for the Plan Year in which such contributions were made for purposes of computing the Actual Deferral Ratio (as defined in Section 4.02) of a Highly Compensated Employee but not of a Non-highly Compensated Employee.

(d)	If, as a result of the application of the preceding subsections, a Participant’s Elective Deferral Contributions are reduced, the corresponding Matching Contributions, if any, shall be forfeited.

4.02	ADP Limitation on Elective Deferral Contributions

(a)
Effective January 1, 2006, the Plan is intended to be a “safe harbor” 401(k) plan under Code Section 401(k)(12) by making safe harbor matching contributions. Consequently, this Section 4.02 is expected to be of no force or effect with respect to Elective Deferral Contributions made on or after January 1, 2006, and all references in the Plan to such Section or to the Average Deferral Percentage Test (or ADP Test) shall be disregarded with respect to any such Elective Deferral Contributions.

Notwithstanding the preceding paragraph, if the Plan is amended so as not to be a “safe harbor” 401(k) plan with respect to Elective Deferral Contributions made on or after January 1, 2006 with respect to all or any group of Participants, such amendment also shall make the provisions of the remainder of this Section 4.02 applicable to such Participants.

As of the end of each Plan Year, after Excess Elective Deferrals have been determined, the Plan must satisfy the Average Deferral Percentage Test (the “ADP Test”). The ADP Test shall be satisfied using the current year testing method, unless the Company has elected to use the prior year testing method.

(i)
The ADP for Participants who are Highly Compensated Employees for the Plan Year and the prior year’s ADP for Participants who were Non-highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(A)
The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(B)	The ADP for Participants who are Highly Compensated Employees for the Plan Year:

(1)	shall not exceed the ADP for Participants who were Non-highly Compensated Employees for the Plan Year multiplied by 2.00, and

(2)	the difference between such ADPs is not more than 2 percentage points.

(b)
The Actual Deferral Ratio for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Matching Contributions, Qualified Nonelective Contributions or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his or her account under two or more arrangements described in Code Section 401(k) that are maintained by an Employer or an Affiliate shall be determined as if such Elective Deferral Contributions (and such Qualified Matching Contributions, Qualified Nonelective Contributions or both, if applicable) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, the Actual Deferral Ratio for such Highly Compensated Employee for a Plan Year shall be determined by accumulating all contributions under such plans that would be taken into account for purposes of computing the Actual Deferral Ratio for the plan year if such other plans had the same Plan Year. The foregoing notwithstanding, plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

(c)
For purposes of the ADP Test, Elective Deferral Contributions, Qualified Matching Contributions treated as Elective Deferral Contributions and Qualified Nonelective Contributions treated as Elective Deferral Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Matching Contributions treated as Elective Deferral Contributions or Qualified Nonelective Contributions treated as Elective Deferral Contributions, or both, used in such test.

(d)	In order to prevent or correct a failure of the ADP Test for a Plan Year, any one or any combination of the following preventative or corrective actions may be used:

(i)
Elective Deferral Contributions for Highly Compensated Employees may be reduced. The Named Fiduciary, or its delegate, may direct the Employers to refrain from making Elective Deferral Contributions on behalf of Highly Compensated Employees to ensure that the requirements set forth above are satisfied for each Plan Year;

(ii)
Qualified Matching Contributions or Qualified Nonelective Contributions may be contributed for that Plan Year. The Company, by action of an appropriate officer, may direct the Employers to contribute Qualified Matching Contributions or Qualified Nonelective Contributions that will be treated as Elective Deferral Contributions for that Plan Year;

(iii)
Elective Deferral Contributions for Highly Compensated Employees may be treated as Catch-Up Contributions. The Named Fiduciary, or its delegate, may direct that, to the extent necessary to satisfy such test, Excess Contributions and any income or loss allocable thereto which have been allocated to the Participants’ Elective Deferral Contribution Accounts shall, if it violates no other provision of this Plan, be treated as Catch-Up Contributions; and

(iv)
Elective Deferral Contributions for Highly Compensated Employees may be returned from the Plan. The Named Fiduciary, or its delegate, may direct that, to the extent necessary to satisfy such test, Excess Contributions and any income or loss allocable thereto shall be returned from the Plan to the Highly Compensated Employees before the close of the next Plan Year.

(e)
Excess Contributions are determined in the following manner. First, the amount of the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be hypothetically reduced to satisfy the ADP Test or to cause such ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest ratio, whichever occurs first. This process is repeated until the ADP Test is satisfied. The total amount of Excess Contributions is equal to the sum of such hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Compensation.

(f)
The Elective Deferral Contributions of the Highly Compensated Employee with the largest Elective Deferral Contributions shall be reduced by the amount of Excess Contributions or, if less, by the amount needed to equal the Elective Deferral Contributions of the Highly Compensated Employee with the next largest Elective Deferral Contributions. This process shall be repeated with the remaining amount of Excess Contributions until the total amount of Excess Contributions is accounted for. If these reductions are made, the ADP Test is treated as being satisfied regardless of whether the Actual Deferral Ratios, if recalculated after the reductions, satisfy the ADP Test.

(g)
The reductions required by Section 4.01 shall be applied prior to the reductions and tests of this Section 4.02. The amount of Excess Contributions which are treated as Catch-Up Contributions or are returned from the Plan to a Highly Compensated Employee shall be reduced by the amount of Excess Contributions previously treated as Catch-Up Contributions or previously returned with respect to such Highly Compensated Employee for the same Plan Year. Any Excess Contributions which are treated as Catch-Up Contributions shall remain subject to the nonforfeitability requirements and distribution limitations that apply to Elective Deferral Contributions.

(h)
If the Company elects to use Qualified Matching Contributions or Qualified Nonelective Contributions for purposes of the ADP Test, the Actual Deferral Ratio for Non-highly Compensated Employees for the current year will be determined by taking into account only:

(i)	Elective Deferral Contributions for those Non-highly Compensated Employees that are taken into account for purposes of the ADP Test (and not the ACP Test) under the current year testing method for the current year; and

(ii)
Qualified Matching Contributions or Qualified Nonelective Contributions that are allocated to the accounts of those Non-highly Compensated Employees as of a date during the current year, used to satisfy the ADP Test (but not the ACP Test) under the current year testing method for the current year and that meet the requirements of subsection (i) below.

Thus, if the Company elects to use Qualified Matching Contributions or Qualified Nonelective Contributions, the following contributions made during the current year will be disregarded:

(iii)
Qualified Matching Contributions used to satisfy either the ADP Test or ACP Test under the current year testing method for the prior testing year or that fail to meet the requirements of subsection (i) below;

(iv)
Qualified Nonelective Contributions used to satisfy either the ADP Test or ACP Test under the current year testing method for the prior testing year or that fail to meet the requirements of subsection (i) below; and

(v)	Elective Deferral Contributions taken into account for purposes of the ACP Test under the current year testing method for the current year.

(i)
Qualified Matching Contributions and Qualified Nonelective Contributions may be used to satisfy the ADP Test, but the same amounts cannot be used to satisfy both the ADP Test and the ACP Test. Qualified Matching Contributions on behalf of a Non-highly Compensated Employee will not be taken into account for purposes of the ADP Test to the extent such Qualified Matching Contributions exceed the greatest of:

(i)	5% of that Non-highly Compensated Employee’s Compensation;

(ii)	that Non-highly Compensated Employee’s Elective Deferral Contributions for such Plan Year; and

(iii)
the product of two (2) times the Plan’s representative matching rate (as determined under applicable Regulations) and that Non-highly Compensated Employee’s Elective Deferral Contributions for such Plan Year.

Qualified Nonelective Contributions taken into account for purposes of the ADP Test must satisfy the requirements of Code Section 401(a)(4). Qualified Nonelective Contributions on behalf of a Non-highly Compensated Employee will not be taken into account for purposes of the ADP Test to the extent such Qualified Nonelective Contributions exceed the product of that Non-highly Compensated Employee’s Compensation and the greater of: (x) 5% or (y) two (2)  times  the  Plan’s  representative  contribution  rate  (as  determined  under applicable Regulations). Notwithstanding the preceding sentences, Qualified Nonelective Contributions made in connection with the Davis-Bacon Act, Service Contract Act or similar legislation can be taken into account for purposes of the ADP Test to the extent permitted under Regulation §1.401(k)-2(a)(6)(iv)(D).

(j)	The Excess Contributions shall be adjusted for Allocable Income/Loss.

(k)
Excess Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant’s Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions treated as Elective Deferral Contributions (if applicable) and Qualified Nonelective Contributions treated as Elective Deferral Contributions (if applicable), respectively.

(l)
If, as a result of the application of the preceding paragraphs, a Participant’s Elective Deferral Contributions are reduced, the corresponding Matching Contributions, if any, plus any income and minus any loss allocable thereto, shall be forfeited. Also, Excess Contributions shall be treated as Annual Additions, as defined in Section 4.04.

(m)	Definitions. For purposes of the Plan, the following terms have the following meanings:

(i)
“Actual Contribution Ratio” means for each Eligible Employee who has met the eligibility requirements of Section 2.01, for the applicable Plan Year, the sum of his or her: (i) Matching Contributions (other than Matching Contributions made on account of additional Elective Deferral Contributions made pursuant to Section 3.09 and Code Section 414(u)), and (ii) any Qualified Nonelective Contributions and Elective Deferral Contributions treated as Matching Contributions for that Plan Year, divided by the Employee’s Compensation for that Plan Year (provided the Average Deferral Percentage Test is met before the Average Contribution Percentage Test of Section 4.03 is met and continues to be met following the exclusion of those contributions that are used to meet such Average Contribution Percentage Test), and calculated to the nearest one-hundredth of 1%. If a Highly Compensated Employee is eligible to participate in any other qualified retirement plan of an Employer or Affiliate to which matching contributions or after-tax contributions are made, the Actual Contribution Ratio of such Highly Compensated Employee shall be calculated in accordance with, and to the extent required by, Regulations under Code Section 401(m), by treating the Plan and such other qualified retirement plan or plans as a single plan. The Average Contribution Percentage for Highly Compensated Employees shall be adjusted to reflect the Actual Contribution Ratios so calculated for such Highly Compensated Employees.

(ii)
“Actual Deferral Ratio” means for each Eligible Employee who has met the eligibility requirements of Section 2.01, for the applicable Plan Year, the sum of his or her: (i) Elective Deferral Contributions; and (ii) amounts treated as Elective Deferral Contributions (other than Catch-Up Contributions made pursuant to Section 3.03 and additional Elective Deferral Contributions made pursuant to Section 3.09 and Code Section 414(u)) for that Plan Year (but excluding Elective Deferral Contributions that are taken into account in determining the Eligible Employee’s Actual Contribution Ratio provided the Average Deferral Percentage Test is met both with and without the exclusion of those contributions), divided by the Employee’s Compensation for that Plan Year, and calculated to the nearest one-hundredth of 1%. If a Highly Compensated Employee is eligible to participate in any other cash or deferred arrangement (within the meaning of Code Section 401(k)) of an Employer or Affiliate, the Actual Deferral Ratio for such Highly Compensated Employee shall be calculated in accordance with, and to the extent required by, Regulations under Code Section 401(k), by treating this Plan and such other cash or deferred arrangement(s) as a single plan. The Average Deferral Percentage for Highly Compensated Employees shall be adjusted to reflect the Actual Deferral Ratio so calculated for such Highly Compensated Employees.

(iii)
“Average Contribution Percentage” means the average (expressed as a percentage to the nearest one-hundredth of 1%) of the Actual Contribution Ratios of: (i) the Eligible Employees who are Highly Compensated Employees who met the eligibility requirements of Section 2.01 as a group for the current Plan Year; and (ii) the Eligible Employees who are Non-Highly Compensated Employees who met the eligibility requirements of Section 2.01 as a group for the preceding Plan Year. For purposes of the preceding sentence, the determination of the preceding Plan Year’s Average Contribution Percentage for the above group of Non-Highly Compensated Employees is made without regard to any such individual’s status in the current Plan Year. The Plan Administrator may take into account, in computing the Average Contribution Percentages, Elective Deferral Contributions as provided for in Regulation §1.401(m)-2(a)(6).

(iv)
“Average Deferral Percentage” means the average (expressed as a percentage to the nearest one-hundredth of 1%) of the Actual Deferral Ratios of: (i) the Eligible Employees who are Highly Compensated Employees who met the eligibility requirements of Section 2.01 as a group for the current Plan Year; and (ii) the Non-Highly Compensated Employees who met the eligibility requirements of Section 2.01 as a group for the preceding Plan Year. For purposes of the preceding sentence, the determination of the preceding Plan Year’s Average Deferral Percentage for the above group of Non-Highly Compensated Employees is made without regard to any such individual’s status in the current Plan Year. The Plan Administrator may take into account in computing the Average

Deferral Percentages, Qualified Nonelective Contributions and Qualified Matching Contributions meeting the requirements of Regulation §1.401(k)-6, but to the extent such contributions are so taken into account, such contributions shall not be taken into account in determining the Average Contribution Percentage.

(v)
“Excess Aggregate Contributions” means, for a Plan Year, the excess of the aggregate amount of Matching Contributions actually taken into account in computing the Actual Contribution Ratio of a Highly Compensated Employee over the maximum of such contributions allowable under the Average Contribution Percentage Test of Section 4.03.

(vi)
“Excess Contributions” means, for a Plan Year, the excess of the Elective Deferral Contributions actually taken into account in computing the Actual Deferral Ratio of a Highly Compensated Employee over the maximum of such contributions allowable under the Average Deferral Percentage Test.

(vii)
“Qualified Matching Contributions” mean matching Employer Contributions, other than Matching Contributions or Qualified Nonelective Contributions, that are 100% vested when made and meet the additional requirements set forth in Regulation §1.401(k)-6. Qualified Matching Contributions shall be considered another type of Contribution under Section 1.14.

(viii)
“Qualified Nonelective Contributions” mean nonelective Employer Contributions, other than Matching Contributions or Qualified Matching Contributions, that are 100% vested when made and meet the additional requirements set forth in Regulation §1.401(k)-6. Qualified Nonelective Contributions shall be considered another type of Contribution under Section 1.14.

4.03	ACP Limitation on Matching Contributions

(a)
Effective January 1, 2006, the Plan is intended to be a “safe harbor” 401(m) plan under Code Section 401(m)(11) by making safe harbor matching contributions. Consequently, this Section 4.03 is expected to be of no force or effect with respect to Matching Contributions made on or after January 1, 2006, and all references in the Plan to such Section or to the Average Contribution Percentage Test (or ACP Test) shall be disregarded with respect to any such Matching Contributions.

Notwithstanding the preceding paragraph, if the Plan is amended so as not to be a “safe harbor” 401(k) plan with respect to Matching Contributions made on or after January 1, 2006 with respect to all or any group of Participants, such amendment also shall make the provisions of the remainder of this Section 4.03 applicable to such Participants. Also, if the Plan is amended to permit after-tax employee contributions made on or after January 1, 2006 with respect to all or any group of Participants, such amendment also shall make the provisions of the remainder of this Section 4.03 applicable to such contributions and such Participants.

As of the end of each Plan Year, the Plan must satisfy the Average Contribution Percentage Test (the “ACP Test”) . The ACP Test shall be satisfied using the current year testing method, unless the Company has elected to use the prior year testing method.

(i)
The ACP for Participants who are Highly Compensated Employees for the Plan Year and the ACP for Participants who were Non-highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(A)
The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who were Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)	The ACP for Participants who are Highly Compensated Employees for the Plan Year:

(1)	shall not exceed the ACP for Participants who were Non-highly Compensated Employees for the Plan Year multiplied by 2.00; and

(2)	the difference between such ACPs is not more than 2 percentage points.

(b)
The Actual Contribution Ratio for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have matching or employee contributions (and Qualified Matching Contributions, Qualified Nonelective Contributions or both, if not treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his or her account under two or more arrangements described in Code Section 401(m) that are maintained by an Employer or an Affiliate shall be determined as if such matching and employee contributions (and such Qualified Matching Contributions, Qualified Nonelective Contributions or both, if applicable) were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements permitting matching or employee contributions that have different plan years, the Actual Contribution Ratio for such Highly Compensated Employee for a Plan Year shall be determined by accumulating all contributions under such plans that would be taken into account for purposes of computing the Actual Contribution Ratio for the plan year if such other plans had the same Plan Year. The foregoing notwithstanding, plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

(c)
For purposes of the ACP Test, Matching Contributions that are forfeited because the Elective Deferral Contributions to which they relate are treated as Excess Elective Deferrals or Excess Contributions are not taken into account. Also, for purposes of determining the ACP Test, Matching Contributions, Qualified Matching Contributions (not treated as Elective Deferral Contributions) and Qualified Nonelective Contributions treated as Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Matching Contributions (not treated as Elective Deferral Contributions) or Qualified Nonelective Contributions treated as Matching Contributions, or both, used in such test.

(d)	In order to prevent or correct a failure of the ACP Test for a Plan Year, any one or any combination of the following preventative or corrective actions may be used:

(i)
Matching Contributions for Highly Compensated Employees may be reduced. The Named Fiduciary, or its delegate, may direct the Employers to refrain from making Matching Contributions on behalf of Highly Compensated Employees to ensure that the requirements set forth above are satisfied for each Plan Year;

(ii)
Qualified Matching Contributions or Qualified Nonelective Contributions may be contributed for that Plan Year. The Company, by action of an appropriate officer, may direct the Employers to contribute Qualified Matching Contributions or Qualified Nonelective Contributions that will be treated as Matching Contributions for that Plan Year; and

(iii)
Matching Contributions for Highly Compensated Employees may be returned from the Plan or forfeited. The Named Fiduciary, or its delegate, may direct that, to the extent necessary to satisfy such test, Excess Aggregate Contributions and any income or loss allocable thereto shall, if vested, be returned from the Plan to the Highly Compensated Employees before the close of the next Plan Year and shall, if unvested, be forfeited.

(e)
Excess Aggregate Contributions are determined in the following manner. First, the amount of the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio shall be hypothetically reduced to satisfy the ACP Test or to cause such ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest ratio, whichever occurs first. This process is repeated until the ACP Test is satisfied. The total amount of Excess Aggregate Contributions is equal to the sum of such hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Compensation.

(f)	The Matching Contributions of the Highly Compensated Employee with the largest Matching Contributions shall be reduced by the amount of Excess

Aggregate Contributions or, if less, by the amount needed to equal the Matching Contributions of the Highly Compensated Employee with the next largest Matching Contributions. This process shall be repeated with the remaining amount of Excess Aggregate Contributions until the total amount of Excess Aggregate Contributions is accounted for. If these reductions are made, the ACP Test is treated as being satisfied regardless of whether the Actual Contribution Ratios, if recalculated after the reductions, satisfy the ACP Test.

(g)
The reductions required by Sections 4.01 and 4.02 shall be applied prior to the reductions and tests of this Section 4.03. The amount of vested Excess Aggregate Contributions to be returned from the Plan to a Highly Compensated Employee shall be reduced by the amount of vested Excess Aggregate Contributions previously returned to such Highly Compensated Employee for the same Plan Year. Unvested Excess Aggregate Contributions shall not be returned from the Plan to a Highly Compensated Employee, but instead shall be forfeited.

(h)
If the Company elects to use Qualified Matching Contributions or Qualified Nonelective Contributions for purposes of the ACP Test, the Actual Contribution Ratio for Non-highly Compensated Employees for the current year will be determined by taking into account only:

(i)	Elective Deferral Contributions taken into account for purposes of the ACP Test under the current year testing method for the current year;

(ii)	Matching Contributions for those Non-highly Compensated Employees that are taken into account for purposes of the ACP Test under the current year testing method for the current year; and

(iii)
Qualified Matching Contributions or Qualified Nonelective Contributions that are allocated to the accounts of those Non-highly Compensated Employees as of a date during the current year, used to satisfy the ACP Test (but not the ADP Test) under the current year testing method for the current year and meet the requirements of subsection (i) below.

Thus, if the Company elects to use Qualified Matching Contributions or Qualified Nonelective Contributions, the following contributions made during the current year will be disregarded:

(iv)	Elective Deferral Contributions taken into account for purposes of the ADP Test under the current year testing method for the current year;

(v)
Qualified Matching Contributions used to satisfy either the ADP Test or ACP Test under the current year testing method for the prior testing year or that fail to meet the requirements of subsection (i) below; and

(vi)
Qualified Nonelective Contributions used to satisfy either the ADP Test or ACP Test under the current year testing method for the prior testing year or that fail to meet the requirements of subsection (i) below.

(i)
Qualified Matching Contributions and Qualified Nonelective Contributions may be used to satisfy the ACP Test, but the same amounts cannot be used to satisfy both the ADP Test and the ACP Test. Qualified Matching Contributions on behalf of a Non-highly Compensated Employee will not be taken into account for purposes of the ACP Test to the extent such Qualified Matching Contributions exceed the greatest of:

(i)	5% of that Non-highly Compensated Employee’s Compensation;

(ii)	that Non-highly Compensated Employee’s Elective Deferral Contributions for such Plan Year; and

(iii)
the product of two (2) times the Plan’s representative matching rate (as determined under applicable Regulations) and that Non-highly Compensated Employee’s Elective Deferral Contributions for such Plan Year.

Qualified Nonelective Contributions used to satisfy the ACP Test must satisfy the requirements of Code Section 401(a)(4). Qualified Nonelective Contributions on behalf of a Non-highly Compensated Employee will not be taken into account for purposes of the ACP Test to the extent such Qualified Nonelective Contributions exceed the product of that Non-highly Compensated Employee’s Compensation and the greater of: (x) 5% or (y) two (2) times the Plan’s representative contribution rate (as determined under applicable Regulations). Notwithstanding the preceding sentences, Qualified Nonelective Contributions made in connection with the Davis-Bacon Act, Service Contract Act or similar legislation can be taken into account for purposes of the ACP Test to the extent permitted under Regulation §1.401(m)-2(a)(6)(v)(D).

(j)	The Excess Aggregate Contributions shall be adjusted for Allocable Income/Loss.

(k)
Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Matching Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant’s Account resulting from Matching Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions not treated as Elective Deferral Contributions (if applicable) and Qualified Nonelective Contributions treated as Matching Contributions (if applicable), respectively.

(l)	Excess Aggregate Contributions shall be treated as Annual Additions, as defined in Section 4.04.

4.04	Maximum Contributions

(a)	Annual Addition Limit.

(i)	Notwithstanding anything contained herein to the contrary, in no event may the Annual Additions (except for Catch-Up Contributions under

Section 3.03) made with respect to a Participant for a Limitation Year under the Plan and any other defined contribution plan (within the meaning of Code Section 415(c)) maintained by the Employer or an Affiliate exceed the lesser of $49,000 (as adjusted pursuant to Code Section 415(d) for Plan Years beginning after December 31, 2010) or 100% of his or her annual Limitation Compensation from the Employer or Affiliate for the Limitation Year. The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Sections 415(l)(1) or 415(a)(2). In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum amount indicated above shall be reduced pro rata in accordance with the number of months in the short Limitation Year;

(ii)
If due to a reasonable error in calculating a Participant’s Limitation Compensation for a Plan Year, or due to the allocation of forfeitures, or due to such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service, the Annual Additions to the Participant’s account under this Plan and any other defined contribution plan of the Employer or an Affiliate exceeds the limitations of Section 4.04(a)(i) for a Limitation Year, then the excess amounts may be corrected only in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance including, but not limited to, the preamble to the final Code Section 415 regulations as published in the Federal Register on April 5, 2007;

(iii)	The provisions of Code Section 415 are hereby incorporated by reference to the extent not provided above.

(b)	For purposes of this Section 4.04, “Annual Additions” mean, with respect to any Participant for a Limitation Year:

(i)
the sum of the following amounts credited to a Participant’s account in all qualified defined contribution plans (including an annuity contract under Code Section 403(b)) maintained by the Employer or an Affiliate (or a predecessor employer as defined in Regulation §1.415(f)-1(c)):

(A)
Employer contributions, even if such employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

(B)	Employee contributions, which include mandatory employee contributions (as defined in Code Section 411(c)(2)(C)) and voluntary employee contributions;

(C)	Forfeitures;

(D)
Contributions allocated to any individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan established pursuant to Code Section 401(h) and maintained by the Employer or an Affiliate;

(E)
Amounts attributable to post-retirement medical benefits allocated to a separate account for a key employee (any employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee pursuant to Code Section 419A(d)), maintained by the Employer or an Affiliate; and

(F)
The difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer (or an Affiliate) transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(ii)	Notwithstanding the foregoing, a Participant’s Annual Additions do not include the following:

(A)
The restoration of an Employee’s accrued benefit by the Employer or an Affiliate in accordance with Code Sections 411(a)(3)(D) or 411(a)(7)(C) or resulting from the repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the plan restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);

(B)	Catch-up contributions made in accordance with Code Section 414(v) and Regulation §1.414(v)-1;

(C)
A payment made to restore some or all of the plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan. Payments made to the plan to make up for losses due merely to market fluctuations and other payments that are made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of the ERISA generally constitute contributions that give rise to annual additions;

(D)	Excess elective deferrals that are distributed in accordance with Regulation §§1.402(g)-1(e)(2) or (3);

(E)	Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16));

(F)	Repayments of loans made to a Participant from the plan;

(G)
Repayments of prior plan distributions described in Code Sections 411(a)(7)(B) (in accordance with Code Sections 411(a)(7)(C)) and 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

(H)	The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan;

(I)	The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II); and

(J)	Employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B).

(c)
For purposes of this Section 4.04, “Limitation Compensation” means compensation within the meaning of Section 415(c)(3) of the Code, which shall include amounts contributed or deferred by the Participant at the election of the Participant which are not includible in the gross income of the Participant by reason of Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), and post-severance compensation. Limitation Compensation taken into account in any Plan Year shall not exceed $245,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code;

(d)
For purposes of this Section 4.04, “Limitation Year” means the Plan Year unless changed by a Plan amendment. Notwithstanding the preceding, if the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated as if it had been amended to change its Limitation Year;

(e)
For purposes of this Section 4.04, “post-severance compensation” means, the following amount(s) that would have been included in the definition of Limitation Compensation if the amounts were paid prior to the Employee’s severance from employment (as defined in Regulation §1.415(a) -1(f)(5)) with the Employer or an Affiliate, and that are paid to the Employee by the later of 2½ months after the Employee’s severance from employment with the Employer or an Affiliate or the end of the Limitation Year that includes the Employee’s Severance from Employment Date if the payment is:

(i)
regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer or an Affiliate;

(ii)	for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued;

(iii)
received by the Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer or an Affiliate and only to the extent that the payment is includible in the Employee’s gross income; or

(iv)
made by the Employer or an Affiliate to an individual who does not currently perform services for the Employer or an Affiliate by reason of Qualified Military Service to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer or an Affiliate rather than entering Qualified Military Service.

4.05	Plan Aggregation and Disaggregation under Code Section 415

(a)
For purposes of applying the limitations of Section 4.04, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the “employer” (or a “predecessor employer”) under which the Participant receives annual additions are treated as one plan. The “employer” means an Employer that adopts this Plan and its Affiliates, except that for purposes of Section 4.04 and this Section, the determination will be made by applying Code Section 415(h) and will take into account tax-exempt organizations under Regulation §1.414(c)-5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this subsection (a):

(i)
A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(f)-1(b)(2) apply as if the employer and the predecessor employer constituted a single employer under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted unrelated employers under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation), and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or of plan sponsorship.

(ii)
With respect to an employer of a Participant, a former entity that antedates the employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer is a continuation of all or a portion of the trade or business of the former entity for which the Participant performed services.

(b)
For purposes of aggregating plans under Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this subsection, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)). For purposes of this subsection, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation §§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c)
Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no annual additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

ARTICLE 5
INVESTMENT OF CONTRIBUTIONS

5.01	Investment and Timing of Contributions

The handling of Contributions is governed by the provisions of the Trust Agreement, any Annuity Contract, and any other funding arrangement in which the Trust Fund is, or may be held, or invested.

(a)
As directed by the Named Fiduciary, except as required by ERISA, the Trustee shall manage the investment of the Trust Fund except to the extent an Investment Manager has been appointed to manage Trust assets. Except as required by ERISA, if an Investment Manager is appointed, the Trustee shall invest the Trust Fund in accordance with the directions of the Investment Manager, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of such Trust Fund assets.

(b)	At the direction of the Named Fiduciary, the Trustee may establish such different Investment Funds as the Named Fiduciary shall determine. Each such Investment Fund shall consist of:

(i)	an interest or interests in registered regulated investment companies that are independent of, or proprietary to, the Trustee or its affiliates; or

(ii)
an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a) that is independent of, or proprietary to, the Trustee or its affiliates. If a common or collective investment fund or trust maintained by the Trustee or otherwise that may be invested in by a plan and trust qualified under Code Sections 401(a) and 501(a) is so used, the governing provisions of such fund or trust shall be incorporated by reference to the extent required by applicable law.

(iii)
Participants are permitted to direct the investment of their accounts and future contributions to their accounts among the Investment Funds, subject to such rules and procedures as the Plan Administrator may establish and in such manner as is intended to comply with ERISA Section 404(c). The Plan Administrator may modify such procedures from time to time. It is intended that the Plan meet the requirements of ERISA Section 404(c) and that it be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Regulation §2550.404c– 1(b)(1). Exchanges between Investment Funds also shall be subject to any restrictions imposed by the Investment Funds or by the Plan’s recordkeeper. Investment directions shall be given by Participants in a manner prescribed by the Plan Administrator. Except with respect to a change of, or restriction imposed on, the available Investment Funds, a Participant’s investment directions shall remain in effect until changed by him or her. Subject to such rules and procedures as the Plan Administrator may establish, Matching Contributions shall be invested in the same manner as Elective Deferral Contributions.

(iv)
In the absence of any valid Investment Fund specification to the contrary, a Participant’s account automatically shall be invested in the applicable qualified default investment alternative (as defined under ERISA) specified by the Named Fiduciary or an Investment Manager appointed under subsection (d). It is intended that such default Investment Fund(s) comply with ERISA Section 404(c)(5). Further, such Participant may at any time change his or her Investment Fund specification in accordance with paragraph (iii).

(v)
A loan under Section 6.08 shall be considered a self-directed investment by the borrower of the portion of his or her account that is invested in the note reflecting the loan that he executed in accordance with the provisions of Section 6.08. Notwithstanding any other provision of the Plan to the contrary, no account other than the borrower’s account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

(vi)
The Trustee may, from time to time, have on hand funds which are received as contributions or transfers to the Trust Fund which are awaiting investment or funds received as a result of the disposition of assets pursuant to a tender offer, merger, or other corporation action which are awaiting reinvestment, in which case the Trustee shall have the power to hold the relevant portion of the Trust Fund unallocated and uninvested pending receipt of clear and proper investment directions or pending receipt of a contribution amount which is necessary to carry out an investment direction.

(c)
All or some portion of the Participant’s Account may be invested in Qualifying Employer Securities. The Qualifying Employer Securities Fund shall continue to be available to Participants unless the Plan is amended to disallow such available investment. In the absence of an election to invest in Qualifying Employer Securities, Participants shall be deemed to have elected to have their Accounts invested wholly in other investment options of the Investment Fund. Once such a deemed election is made, it shall be considered to continue until an affirmative election is made.

(d)	Appointment of Investment Managers.

(i)
The Named Fiduciary may appoint one or more Investment Managers, which may include the Trustee, provided that any Investment Manager so appointed shall qualify as such under the terms of ERISA Section 3(38), and the Named Fiduciary shall have the power to remove an Investment Manager at any time.

(ii)
An Investment Manager shall have authority to manage, acquire, or dispose of the whole or a portion or portions of the Trust Fund as specified by the Named Fiduciary. If an Investment Manager shall have been appointed by the Named Fiduciary, neither the Named Fiduciary, the Trustee nor any other Investment Manager shall invest or otherwise manage any portion of the Trust Fund which is subject to the management of such Investment Manager.

5.02	Valuation of Investment Funds/Qualifying Employer Securities

(a)
Each Investment Fund shall be valued at its fair market value following the close of business on each Valuation Date. Each Account shall be adjusted to reflect the effect of income, collected and accrued, realized and unrealized profits and losses, expenses, and all other transactions (including distributions and contributions) since the immediately preceding Valuation Date.

(b)
The value of an Account held in the Qualifying Employer Securities Fund may be expressed in units. If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with an Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a Plan fiduciary.

(i)
If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Named Fiduciary may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Named Fiduciary may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Named Fiduciary.

(ii)
Cash dividends, if any, payable on the Qualifying Employer Securities shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to the units held by each Account as of the payable date of such dividend or split.

(iii)	All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgment of the Plan Administrator, do not exceed the fair market value of such securities.

(iv)
In the event that the Trustee acquires Qualifying Employer Securities by purchase from a “disqualified person” as defined in Code Section 4975(e)(2) or from a “party in interest” as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

(v)
The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including an Employer, provided that any such sales to any disqualified person or party in interest, including an Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e).

(vi)
The Company is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan, including, but not limited to Section 16 of the Securities Act. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Company, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to affect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Company will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification.

5.03	Notice to Participants

At least once a year, and as may be appropriate under Section 5.01(b)(iii), the Plan Administrator shall notify each Participant (and the Beneficiary of each deceased Participant) and Alternate Payee of the balance in such Participant’s or Alternate Payee’s Account as of the last Valuation Date.

ARTICLE 6
DISTRIBUTION OF BENEFITS

6.01	Forms of Distribution

With respect to the distribution of either retirement benefits or death benefits:

(a)	The automatic form of benefit payable to or on behalf of a Participant or Beneficiary shall be a single sum cash payment.

(b)
If a Participant’s Account contains an investment in the Qualifying Employer Securities Fund, he or she may request a distribution of the portion of the Account that is held in the Qualifying Employer Securities Fund as a single sum cash payment or a single sum distribution in kind, with fractional shares paid in cash.

6.02	Distribution Election Procedures

The Participant or spouse shall make any election under this section by a written, telephonic or electronic communication. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made.

6.03	Consent to Distribution

(a)
Vested Account Valued at More than $5,000. If the value of a Participant’s vested Account (excluding Rollover Contributions, if any), exceeds $5,000, no distribution may be made to the Participant unless he or she is notified no less than thirty (30) days, and no more than one hundred eighty 180 days, before the first day on which an amount is payable, that he or she must consent to the distribution and that he or she has a right to defer the distribution. Such consent also shall be required if the value of his or her vested Account (excluding Rollover Contributions, if any) at the time of any prior distribution exceeded $5,000. A distribution may commence less than thirty (30) days but not more than seven (7) days after the notice described above is given, provided that he or she: (i) is informed that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution; and (ii) after receiving the notice, affirmatively elects a distribution.

Unless and until a Participant files an election to receive a distribution of his or her vested Account, he or she is deemed to have elected to receive a deferred benefit payable following his or her Normal Retirement Date. The Participant may then elect at any time following his or her termination of employment to receive a distribution of his or her vested Account as soon as administratively feasible following the Plan Administrator’s receipt of such election.

(b)
Vested Account Valued at $5,000 or Less. The consent of the Participant is not required for a distribution of the Participant’s vested Account if the value of the Participant’s vested Account (excluding Rollover Contributions, if any) is not greater than $5,000. The Participant shall receive a distribution of his or her vested Account determined as of the Valuation Date immediately preceding the date of distribution, as soon as practicable following the termination of his or her employment, payable as follows:

(i)
If the value of the Participant’s vested Account (including Rollover Contributions, if any) is greater than $1,000 and the Participant does not elect to have such distribution paid in a direct rollover to a specified eligible retirement plan in accordance with Section 6.04 or to receive a single sum, the vested Account shall be payable in a direct rollover to an individual retirement plan established by the Plan Administrator in accordance with procedures established by the Plan Administrator.

(ii)
If the value of the Participant’s vested Account (including Rollover Contributions, if any) is $1,000 or less and the Participant does not elect to have such distribution paid in a direct rollover, it shall be payable as a single sum cash distribution to the Participant.

(c)
Distribution upon Plan Termination. Upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if an Employer (or any Affiliate) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any Affiliate maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

(d)	The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Sections 401(a)(9), 401(k), 401(m), 402(g) or 415.

6.04	Direct Rollover

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section, the following terms have the meanings below:

(a)
An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) a hardship distribution; (iv) a corrective distribution pursuant to Sections 4.01, 4.02, 4.03 or 4.04(a)(ii); (v) a deemed distribution resulting from a defaulted loan under Section 6.08 that is not also an offset distribution; (vi) any distribution that is reasonably expected to total less than $200 during a calendar year; (vii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (viii) any other distributions described in Regulation §1.402(c)-2. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An “eligible rollover distribution” also includes a distribution to a non-spouse Beneficiary designated by a Participant in accordance with Section 1.08, provided the distribution otherwise qualifies as an eligible rollover distribution hereunder and the distribution is made to an eligible retirement plan.

(b)
An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The definition of eligible retirement plan also shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p).

(i)
Effective January 1, 2009, an “eligible retirement plan” for a distributee who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

(ii)
For eligible rollover distributions made after 2008 by a non-spouse designated beneficiary, an “eligible retirement plan” also includes a Roth IRA as described in Code Section 408A, provided that for eligible rollover distributions made in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA also will apply to rollovers to a Roth IRA. A non-spouse designated beneficiary, other than a former spouse who is an alternate payee under a qualified domestic relations order, cannot elect to treat the Roth IRA as the beneficiary’s own. For taxable years beginning before January 1, 2010, a non-spouse designated beneficiary cannot make a qualified rollover contribution to a Roth IRA if the beneficiary has modified adjusted gross income exceeding $100,000 or is married and files a separate return.

(c)
A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2009, a distributee also includes an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant. For purposes of this subsection, to the extent provided in applicable regulations, a trust maintained for the benefit of one or more designated beneficiaries will be treated in the same manner as a designated beneficiary.

(d)	A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(e)
The Plan Administrator will adopt procedures for elections made pursuant to this Section. Within a reasonable period of time before payment of an eligible rollover distribution, the Plan Administrator will provide a notice to the distributee describing his rights under this Section and such other information as may be required under Code Section 402(f).

(f)	The provisions of this Section are intended to comply with the provisions of Code Section 401(a)(31) and shall be interpreted in accordance with such Code Section and Regulations issued thereunder.

6.05	Timing of Distribution

(a)	Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

(i)	the date the Participant attains age 65;

(ii)	the 10th anniversary of the year the Participant commenced participation in the Plan; or

(iii)	the date the Participant ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer the start of benefits sufficient to satisfy this Section.

The Participant may elect to have his or her benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this Section. The Participant shall make the election in writing. Such election must be made before his or her Normal Retirement Date or the date he or she ceases to be an Employee, if later. The election must describe the date benefits will be paid. The Participant shall not elect a date for beginning benefits that would result in a benefit payable when he or she dies which would be more than incidental within the meaning of the applicable Regulations.

(b)
The Participant’s vested Account which results from Elective Deferral Contributions may not be distributed to him or her or to his or her Beneficiary, in accordance with the Participant’s or Beneficiary’s election, earlier than separation from service, death or disability. Such amount also may be distributed upon:

(i)	Termination of the Plan, as permitted in Article 7.

(ii)	The attainment of age 59½ as permitted in Section 6.06 below.

(iii)	The hardship of the Participant as permitted in Section 6.07 below.

This Section 6.05(b), other than subsection (iii), shall apply to all Matching Contributions made on or after January 1, 2006 and earnings thereon.

All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefit provisions of this Article 6. In addition, distributions that are triggered by (i) above must be made in a lump sum. A lump sum shall include, if applicable, a distribution of an annuity contract.

6.06	In-Service Withdrawals

(a)	A Participant may withdraw any part of his or her vested Account attributable to Rollover Contributions at any time.

(b)	A Participant who has attained age 59½ may withdraw any part of his or her vested Account attributable to Elective Deferral Contributions or Matching Contributions at any time.

6.07	Hardship Withdrawals

A Participant may withdraw any part of his or her vested Account attributable to the Elective Deferral Contributions (but not earnings thereon) in the event of hardship due to an immediate and heavy financial need. A hardship withdrawal may be made only on account of an immediate and heavy financial need and only when the distribution is necessary to satisfy the need.

(a)	Immediate and heavy financial need shall be limited to:

(i)
expenses of the Participant, the Participant’s spouse, and dependents of the Participant (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	costs directly related to the purchase or construction of a principal residence for the Participant (excluding mortgage payments);

(iii)
payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(iv)	payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of his or her principal residence; or

(v)
payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(vi)
expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income); and

(vii)	such other need which the Commissioner of Internal Revenue Service through the publication of revenue rulings, notices or other documents of general applicability, deems to be immediate and heavy.

(b)	A withdrawal will be considered necessary to satisfy an immediate and heavy financial need only if all of the following requirements are met:

(i)
the withdrawal is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution);

(ii)
the Participant has obtained all withdrawals, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other plans maintained by an Employer and its Affiliates; and

(iii)	the Plan, and all other plans maintained by an Employer and its Affiliates, provide that the Participant’s elective contributions and participant contributions will be suspended for six (6) months after receipt of the hardship withdrawal.

(c)
For purposes of (ii) and (iii) above, the phrase “all other plans maintained by the Employer and its Affiliates” means all qualified and nonqualified deferred compensation plans maintained by the Employer and its Affiliates, including stock option, stock purchase and similar plans, and cash or deferred arrangements under a “cafeteria plan” (within the meaning of Code Section 125), but does not include dependent care assistance plans, health plans or other welfare benefit plans (whether or not maintained under a cafeteria plan).

(d)
A request for a hardship withdrawal shall be made in such manner and in accordance with such rules as the Plan Administrator will prescribe for this purpose (including by means of voice response or other electronic means). Hardship withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of this Article.

(e)
Effective April 1, 2011, a Participant may make a hardship withdrawal under Sections 6.07(a)(i), (iii) and (v) as it relates to his or her “primary Beneficiary” in the same manner as a hardship withdrawal for a spouse or other dependent if such hardship withdrawal satisfies all the other requirements of this Section. For this purpose, a “primary Beneficiary” is an individual named as a Beneficiary who has an unconditional right to all or a portion of the Participant’s Account upon his or her death.

6.08	Loans to Participants

(a)	A Participant who is a “party in interest” as defined in ERISA Section 3(14) may, by making an Appropriate Request, request a loan from the Trust Fund. The following additional rules shall apply:

(i)
Loans shall be made available to all eligible Participants on a reasonably equivalent basis; provided that the Plan Administrator shall retain the power to approve or decline a loan and may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, state laws affecting payroll deductions and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s pay.

(ii)	A Participant may have only two (2) loans outstanding at any time. For purposes of this paragraph (ii), a loan that is in default under paragraph (iv) is treated as outstanding.

(iii)
The minimum new loan amount shall be $500. If a Participant’s vested Account balance is insufficient to support the minimum loan amount loan because of the restrictions below, no loan shall be made. The maximum amount of any loan, when added to the outstanding balance of any existing loan from this Plan, shall be the lesser of (A) or (B):

(A)
$50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made; or

(B)	One-half (½) of the value of the vested portion of the Participant’s Account on the date the loan is made.

(iv)
For purposes of the limit in paragraph (iii), all plans of the Employer and its Affiliates shall be considered one plan. For purposes of this Section 6.08, a loan that is in default under this Plan or another plan is treated as an existing loan, and interest accrued on such loan since it was deemed in default is considered part of the outstanding balance of such loan.

(v)
The Participant must agree to pledge one-half (½) of the value (or, if lesser, the borrowed amount) of the vested portion of his or her Account in the Plan as security for the loan. All loans shall be repayable in substantially level payments of principal and interest, not less frequently than quarterly, over a period of not more than five (5) years, except that a loan used by the Participant to acquire or construct any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be repayable over a period consistent with other commercial practices. Notwithstanding the preceding provisions, loan repayments during a period of Qualified Military Service will be suspended under this Plan as permitted under Code Section 414(u)(4).

(vi)
If loans were offered under the 401(k) plans of predecessor employers (as defined in Section 4.05), the Plan will accept rollovers of such loan notes from former employees who participated under such plans.

(b)
Any loans shall be made pursuant to a written Participant loan program contained in a separate written document, which is hereby incorporated by reference and made a part of the Plan. Such Participant loan program may be modified or amended in writing from time to time by the Plan Administrator without the necessity of amending this Section. Such loan program will include, but need not be limited to, the following:

(i)	the identity of the person or positions authorized to administer the Participant loan program;

(ii)	the procedure for applying for loans;

(iii)	the basis on which loans will be approved or denied;

(iv)	limitations, if any, on the types and amounts of loans offered;

(v)	the procedure for determining a reasonable rate of interest;

(vi)	the procedure for repayment of the loan, e.g., under what circumstances repayment by payroll deduction is not required and whether prepayment (full or partial) is permitted); and

(vii)	the events constituting default and the steps that will be taken to preserve Plan assets.

(c)
A loan is considered a separate investment option of the Participant’s Account. The amount of the loan shall be withdrawn from the investments in his Account in accordance with such procedures as the Plan Administrator shall determine. Payments of principal and interest against a loan shall be credited to the investments in his Account in accordance with such procedures as the Plan Administrator shall determine.

(d)
Notwithstanding anything in this Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, the loan default will be a distributable event to the extent permitted by the Code and Regulations.

(e)	The Plan Administrator shall apply the provisions of this Section in a uniform and nondiscriminatory manner that is not inconsistent with Regulation §2550.408b-1.

(f)
Notwithstanding anything in this Section to the contrary, loans made prior to the Effective Date shall be subject to the terms of the Plan (or the Prior Plan) and the loan program in effect at the time such loan was made.

6.09	Distributions under Qualified Domestic Relations Orders

The Plan specifically permits distributions to an Alternate Payee under a “qualified domestic relations order” at any time, regardless of whether the Participant has attained his or her earliest retirement age, as defined in Code Section 414(p), under the Plan and in any form of payment permitted under the Plan. A distribution to an Alternate Payee before the Participant has attained his or her earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

A “qualified domestic relations order” means any judgment, decree or order that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations order which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the balance in a Participant’s Account and meets the requirements of Code Section 414(p). A domestic relations order that otherwise satisfies the requirements of a qualified domestic relations order will not fail to be a qualified domestic relations order (and will be subject to the same requirements and protections that apply to qualified domestic relations orders) solely because: (a) the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (b) of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

If any portion of the Participant’s vested Account is payable during the period the Plan Administrator (or its delegate) is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator (or its delegate) determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator (or its delegate) does not make its determination of the qualified status of the order within the 18 month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator (or its delegate) later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

6.10	Minimum Distribution Requirements

(a)	General Rules.

(i)	The requirements of this Section will apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of the Plan;

(ii)
All distributions required under this Section will be determined and made in accordance with the regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G);

(iii)	Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(A)	the life of the Participant;

(B)	the life of the Participant and a designated beneficiary;

(C)	a period certain not extending beyond the life expectancy of the Participant; or

(D)	a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to him or her no later than his or her required beginning date;

(ii)
Death of Participant before Distributions Begin. If the Participant dies before required distributions begin, his or her entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If his or her surviving spouse is his or her sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which he or she died, or by December 31 of the calendar year in which he or she would have attained age 70½, if later;

(B)
If his or her surviving spouse is not his or her sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which he or she died;

(C)
If there is no designated beneficiary as of the date of his or her death who remains a beneficiary as of September 30 of the year immediately following the year of his or her death, his or her entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of his or her death;

(D)
If his or her surviving spouse is his or her sole designated beneficiary and his or her surviving spouse dies after him or her but before distributions to the surviving spouse begin, this Section 6.10(b), other than Section 6.10(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.10(b)(ii) and Section 6.10(d), unless Section 6.10(b)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 6.10(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.10(b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before his or her required beginning date (or to his or her surviving spouse before the date distributions are required to begin to his or her surviving spouse under Section 6.10(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.10(c) and (d). If his or her interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and regulations thereunder.

(c)	Required Minimum Distributions during Participant’s Lifetime.

(i)
Amount of Required Minimum Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)
the quotient obtained by dividing his or her account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, Q&A-2, using his or her age as of his or her birthday in the distribution calendar year; or

(B)
if his or her designated beneficiary for the distribution calendar year is his or her spouse, the quotient obtained by dividing his or her account balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, Q&A-3, using his or her and his or her spouse’s attained ages as of their birthdays in the distribution calendar year.

(ii)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.10(c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions after Participant’s Death.

(i)	Death on or after Date Distributions Begin:

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his or her death is the quotient obtained by dividing his or her account balance by the longer of his or her remaining life expectancy of his or her designated beneficiary, determined as follows:

(1)
The Participant’s remaining life expectancy is calculated in accordance with the Single Life Table found in Regulation §1.401(a)(9)-9, Q&A-1, using his or her age in the year of death, reduced by one for each subsequent year;

(2)
If his or her surviving spouse is his or her sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated using the Single Life Table found in Regulation §1.401(a)(9)-9, Q&A-1, for each distribution calendar year after the year of his or her death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year;

(3)
If his or her surviving spouse is not his or her sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated under the Single Life Table using the age of the beneficiary in the year following the year of his or her death, reduced by one for each subsequent year;

(B)
No Designated Beneficiary. If the Participant dies on or after the date required distributions begin and there is no designated beneficiary as of his or her date of death who remains a beneficiary as of September 30 of the year after the year of his or her death, the minimum amount that will be distributed for each distribution calendar year after the year of his or her death is the quotient obtained by dividing his or her account balance by his or her remaining life expectancy under the Single Life Table calculated using his or her age in the year of his or her death, reduced by one for each subsequent year.

(ii)	Death before Date Distributions Begin:

(A)
Participant Survived by Designated Beneficiary. If the Participant dies before the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his or her death is the quotient obtained by dividing his or her account balance by the remaining life expectancy of his or her designated beneficiary, determined as provided in Section 6.10(d)(i);

(B)
No Designated Beneficiary. If the Participant dies before the date required distributions begin and there is no beneficiary designated as of the date of death of the Participant who remains a beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death;

(C)
Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date required distributions begin, his or her surviving spouse is his or her sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.10(b)(ii)(A), this Section 6.10(d)(ii) will apply as if the surviving spouse were the Participant.

(e)	Definitions. The following definitions apply for purposes of this Section:

(i)	“Designated beneficiary.” The individual who is designated as the Beneficiary under Section 1.08 and who is a designated beneficiary under Section 401(a)(9) of the Code and Regulation §1.401(a)(9)-4;

(ii)
“Distribution calendar year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains his or her required beginning date. For distributions beginning after his or her death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.10(b)(ii). The required minimum distribution for his or her first distribution calendar year will be made on or before his or her required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which his or her required beginning date occurs, will be made on or before December 31 of that distribution calendar year;

(iii)
“Life expectancy.” Life expectancy computed by use of one of the following tables, as appropriate: (A) Single Life Table, (B) Uniform Life Table, or (C) Joint and Last Survivor Table found in Regulation §1.401(a)(9)-9;

(iv)
“Participant’s account balance.” The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year;

(v)
“Required beginning date.” The April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires, except in the case of a Participant who is a 5% owner, in which case it is the April 1 of the calendar year following the calendar year in which he attains age 70½;

(vi)	“5% owner.” A Participant is treated as a 5% owner for purposes of this Section if he or she is a 5% owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which he or she attains age 70½. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if he or she ceases to be a 5% owner in a subsequent year.

(f)
Notwithstanding any other provision of this Section 6.10 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and his or her designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. Further, and notwithstanding any other provision of this Section 6.10 to the contrary, for purposes of the direct rollover provisions of Section 6.04, 2009 RMDs and Extended 2009 RMDs (both as defined above) also will be treated as eligible rollover distributions in 2009.

ARTICLE 7
GENERAL PROVISIONS

7.01	Amendments

The Company, by action of its Chief Executive Officer, may amend or modify this Plan, in whole or in part, at any time in his or her sole discretion, including but not limited to any remedial retroactive changes (within the time specified by the applicable Regulations) to comply with any law or Regulation to which the Plan is subject.

(a)	Except as permitted by applicable law, no amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit.

(b)	Except as permitted by applicable law, no amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit.

(c)
An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top heavy status of the Plan as provided in Article 9, changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant:

(i)	who has completed at least three (3) Years of Service on the date the election period described below ends; and

(ii)	whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (or deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (or deemed amendment) by the Employer or the Plan Administrator.

7.02	Mergers and Direct Transfers

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Company may enter into merger agreements or direct transfer of assets agreements with the sponsors of other retirement plans which are qualified under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Company shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

A Participant’s protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A-3(b)(1) in Regulation §1.411(d)-4 are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A-3(c)(1) in Regulation §1.411(d)-4 are met. If the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the Plan will apply to the transfer, but the transfer will not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

7.03	Termination of Plan

The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan, by action of the Compensation Committee of the Board, in whole or in part, at any time, upon giving written notice to all parties concerned.

The Account of each Participant deemed to be affected by a complete termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by a partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. Such Participant’s Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Trust Fund until his or her vested Account is distributed. The Named Fiduciary, in its sole discretion, shall be responsible for determining whether a partial termination has occurred and, in its sole discretion, may fully vest the Accounts of a group of Participants because they are affected by a business divestiture, layoff, reduction-in-force or other similar transaction, in which case the rules relating to a partial termination shall apply (even if a true partial termination under Code Section 411(d)(3) has not occurred).

The portion of a Participant’s Account which does not result from Elective Deferral Contributions or “safe-harbor” Matching Contributions may be distributed to the Participant after the effective date of the complete termination of the Plan. A Participant’s Account resulting from Elective Deferral Contributions or “safe-harbor” Matching Contributions may be distributed upon complete termination of the Plan, but only if neither an Employer nor any Affiliate maintains or establishes a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p)) and such distribution is made in a lump sum. A distribution under this Article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article 6.

The Participant’s entire vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if: (i) the requirements for distribution of Elective Deferral Contributions or “safe-harbor” Matching Contributions in the above paragraph are met; and (ii) consent of the Participant is not required to distribute a benefit which is immediately distributable. Such payment is in full settlement of all benefits otherwise payable.

The assets of this Plan shall not be paid to an Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to an Employer. The payment may not be made if it would contravene any provision of law.

ARTICLE 8
ADMINISTRATION OF THE PLAN

8.01	Administration

Subject to the provisions of this article, the Named Fiduciary has complete control of the administration of the Plan. The Named Fiduciary has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Named Fiduciary has complete discretion to construe and interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Named Fiduciary’s decisions upon all matters within the scope of its authority shall be final.

The Named Fiduciary may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility it has under the Plan. The Named Fiduciary may delegate to the Plan Administrator or any employee any responsibility it may have under the Plan and may designate any other person or persons to carry out any of its responsibilities under the Plan. Any delegation of the Named Fiduciary’s authority under the Plan carries with it the Named Fiduciary’s complete and exclusive authority and discretion to construe and interpret the provisions of the Plan, unless otherwise stated.

The Company, acting through the Plan Administrator, shall be the “plan administrator” for purposes of Code Section 414(g) and the “administrator” for purposes of ERISA Section 3(16). Notwithstanding the preceding, the Company shall have no duties and responsibilities which may be considered administrative in nature but involve an exercise of discretion within the meaning of ERISA Section 3(21)(A)(iii).

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm that agrees to accept such duties. The benefits department of the Company is responsible for the day-to-day non-discretionary administration of the Plan. The benefits department may delegate all or any portion of such ministerial duties to a recordkeeper or other service provider to the Plan. References in the Plan to notices or applications submitted to, and procedures established by, the Plan Administrator or the Named Fiduciary are deemed to include submissions to and procedures established by the benefits department, the Plan’s recordkeeper or other service provider to the Plan.

The Plan Administrator is entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator. To the extent not prohibited by state or federal law, the Company agrees to, and shall, indemnify and save harmless any member of the Plan Administrator or the Named Fiduciary or any employee of the Company from all claims for liability, loss or damage (including payment of expenses in connection with defense against any such claim)

which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than gross negligence, willful misconduct or willful failure to act.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

8.02	Employers

(a)
Participating Affiliates: Each Affiliate shall be eligible to participate in this Plan unless such Affiliate is a nonparticipating Affiliate as described in Attachment A. An eligible Affiliate’s participation in this Plan shall be authorized in writing by the Affiliate and shall provide that such Affiliate:

(i)
agrees that the provisions of this Plan and any amendments hereto shall control with respect to the duties, rights and benefits under the Plan of the Affiliate’s employees, their spouses, and other persons designated by the Affiliate’s employees as eligible for benefits under the Plan; and

(ii)
appoints the Named Fiduciary, the Plan Administrator, the Board and the Company as its agents to exercise on its behalf all the powers and authority conferred upon the Named Fiduciary, Plan Administrator, the Board and the Company under the Plan.

(b)
Employer Contributions: Contributions made by any Employer shall be treated as Contributions made by the Company. Forfeitures, if any, arising from those Contributions shall be used for the benefit of all Participants.

(c)
Withdrawal of Employer: An Employer shall not be an Employer if it ceases to be controlled by or affiliated with the Company. Further, the Company may, in its sole discretion, determine that an Employer shall no longer participate in the Plan and direct that such Employer withdraw from the Plan. Similarly, an Employer may, by action of its board of directors, elect to terminate its participation in, and withdraw from, the Plan.

8.03	Plan Expenses

Expenses of the Plan, to the extent that an Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA.

8.04	Claims and Appeals Procedure

(a)	Claims for benefits under the Plan shall be submitted to the Plan Administrator or a person designated by the Plan Administrator. Within 90 days after its receipt of any claim for a benefit under the Plan, the Plan Administrator (or its delegate) shall give written notice to the claimant of its decision on the claim unless the Plan Administrator (or its delegate) determines that special circumstances require an extension of time for processing the claim.

(i)
If an extension of time for processing the claim is needed, a written notice shall be furnished to the claimant within the 90-day period referred to above which states the special circumstances requiring the extension and the date by which a decision can be expected, which shall be no more than 180 days from the date the claim was filed.

(ii)
If the claimant must provide additional information to allow the Plan Administrator (or its delegate) to make a decision on the claim, the review period shall be tolled until such information is provided. Any notice of extension under this paragraph shall specifically explain:

(A)	the standards on which entitlement to a benefit is based;

(B)	the unresolved issues that prevent a final decision from being rendered on the claim;

(C)	the additional information needed to resolve those issues; and

(D)	that the claimant shall be afforded 45 days within which to provide the specified information.

(b)
If a claim for benefits is being denied, in whole or in part, the Plan Administrator (or its delegate) shall provide the claimant with a notice written in a manner calculated to be understood by the claimant which shall include:

(i)	the specific reason or reasons for such denial;

(ii)	specific references to the Plan provisions upon which the denial is based;

(iii)	a description of any additional material or information which may be needed to perfect the request, including an explanation of why such material or information is necessary; and

(iv)
an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, and including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal and the time limits applicable thereto.

(c)
Any claimant whose claim for benefits is denied by the Plan Administrator (or its delegate) may appeal to the Plan Administrator for a review of the denial by making a written request for review within 60 days of a notification of denial. Any such request may include any written comments, documents, records and other information relating to the claim and may include a request for “relevant” documents to be provided free of charge. The claimant may, if he or she chooses, request a representative to make such written submissions on his or her behalf.

(d)
The Plan Administrator shall notify the claimant in writing within 60 days after request for an appeal of its final decision. If, however, the Plan Administrator determines that special circumstances require additional time for processing, the Plan Administrator may extend such 60-day period, but not by more than an additional 60-day period, and shall notify the claimant in writing of such extension before the end of the initial 60-day period. The notice shall state the special circumstances requiring the extension and the date by which a decision can be expected. If the period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)
In the case of an adverse benefit determination on appeal, the Plan Administrator will provide written notification to the claimant, set forth in a manner calculated to be understood by the claimant, of:

(i)	the specific reason or reasons for the adverse determination on appeal;

(ii)	the specific Plan provisions on which the denial of the appeal is based;

(iii)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information “relevant” to the claimant’s claim for benefits; and

(iv)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) and the time limits applicable thereto.

(f)
For purposes of this Section, a document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; and (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

(g)
Limitations. Effective January 1, 2011, if a claimant fails to timely file a request for an initial review or an appeal according to the procedures outlined in Section 8.04, such claimant will have no rights of review and will have no right to bring action (whether at law, in equity or otherwise) in any court, and the denial of the claim will become final and binding on all persons for all purposes. No action (whether at law, in equity or otherwise) will be commenced seeking judicial review of an adverse determination under Section 8.04 later than one (1) year after the date of the notice of the adverse determination on which judicial review is sought, provided that the Plan shall object to any attempt to seek judicial review unless the claimant has timely filed an administrative appeal under Section 8.04(c). Further, no administrative claim regarding an error in the amount of a contribution to a Participant’s Account or an error in processing a Participant’s investment instructions may be made more than one (1) year after a notification described in Section 5.03 or made pursuant to Section 5.01(b)(iii) and relating to the period in which such error allegedly occurred was issued to the Participant.

8.05	Voting and Tender of Qualifying Employer Securities

Voting rights with respect to Qualifying Employer Securities will be passed through to Participants. The Trustee shall exercise all voting rights with respect to Qualifying Employer Securities which are allocated to Accounts in accordance with instructions from Participants. Before each meeting of shareholders, the Employer shall cause to be sent to each Participant (or, if applicable, Beneficiary or Alternate Payee) a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person’s voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

If a Participant (or, if applicable, Beneficiary or Alternate Payee) controls voting rights, he or she shall be entitled to one vote for each share credited to his or her Account.

If Participants (or, if applicable, Beneficiaries or Alternate Payees) control voting rights, and if some or all of such persons have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants (or, if applicable, Beneficiaries or Alternate Payees). As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Company shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Company may include statements from the Board setting forth its position with respect to the offer.

If some or all of the Participants (or, if applicable, Beneficiaries or Alternate Payees)have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall not tender such Qualifying Employer Securities.

If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant (or, if applicable, Beneficiary or Alternate Payee) directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

The Trustee shall hold the individual directions of the Participant (or, if applicable, Beneficiary or Alternate Payee) with respect to voting rights or tender decisions in confidence and, except as required by law or as directed by the Named Fiduciary, shall not divulge or release such individual directions to anyone associated with the Company or an Employer. The Named Fiduciary may require verification of the Trustee’s compliance with the directions received from Participants (or, if applicable, Beneficiaries or Alternate Payees) by any independent auditor selected by the Named Fiduciary, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Named Fiduciary may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile or electronic transmissions for the Participants (or, if applicable, Beneficiaries or Alternate Payees) located in physically remote areas.

ARTICLE 9
TOP HEAVY RULES

9.01	Top Heavy Determination

(a)	For purposes of this Section, the following definitions shall be applicable:

(i)
“Key Employee” means an Employee or former Employee who at any time during the Plan Year containing the Determination Date is or was: (1) an officer of the Employer having annual Limitation Compensation for such Plan Year which is in excess of $130,000 (as adjusted pursuant to Code Section 416(i)(1)(A)), but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (A) 50 or (B) the greater of 3 or 10% of all employees; (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer who has annual Limitation Compensation (as defined in Section 4.04(c)) of more than $150,000. For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of Code Sections 414(b), (c) and (m) apply. Beneficiaries of a Key Employee are considered Key Employees, and inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer. The identification of Key Employees will be made in accordance with Code Section 416(i)(1).

(ii)	“Non-Key Employee” means any employee of the Employer who is not a Key Employee.

(iii)	“Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

(iv)	“Qualified Plan” means any plan maintained by the Employer which satisfies the qualification requirements of Code Section 401(a).

(v)
“Aggregation Group” means (A) each Qualified Plan, whether or not terminated, in which one or more Key Employees are (or were) participants, (B) each Qualified Plan (whether or not terminated) that enables a Qualified Plan in which one or more Key Employees are participants to satisfy the requirements of Code Sections 401(a)(4) or Section 410, and (C) each Qualified Plan that the Employer designates as part of the Aggregation Group, provided that the resulting Aggregation Group satisfies the requirements of Code Sections 401(a)(4) and Section 410.

(b)
The Plan will be top heavy for any Plan Year if, as of the Determination Date for such Plan Year, the sum of (i) the aggregate of the present value of accrued benefits for Key Employees under each defined benefit plan (as defined in Code Section 414(j)) in the Aggregation Group and (ii) the aggregate of the adjusted balances of the accounts for Key Employees under each defined contribution plan (as defined in Code Section 414(i)) in the Aggregation Group, exceeds 60% of the sum of the present value of accrued benefits and the adjusted account balances for Key Employees and Non -Key Employees under each Qualified Plan in the Aggregation Group. The present values of accrued benefits and the adjusted account balances of any Key Employee or Non-Key Employee as of the Determination Date shall be increased by the distributions made with respect to the Key Employee or Non-Key Employee under the Plan and any Plan aggregated with the Plan under Code Section 4l6(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence also shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account. In addition, the present value of accrued benefits under any defined benefit plan shall be determined by using the actuarial assumptions specified by the Employer, which shall be the same as the actuarial assumptions used for this purpose for each other defined benefit plan in the Aggregation Group.

9.02	Minimum Benefit

If the Plan is top heavy in any Plan Year, each Non-Key Employee who is a Participant eligible to share in Employer Contributions for the Plan Year and who is an employee of the Employer on the last day of the Plan Year shall receive a minimum contribution from the Employer for his account for such Plan Year of 3% of his Total Compensation. Notwithstanding the foregoing:

(a)
a minimum contribution shall not be made with respect to a Non- Key Employee to the extent he has been provided with the minimum benefit required by Code Section 416(c) with respect to such Plan Year under a Qualified Plan which is a defined benefit plan;

(b)
the minimum contribution percentage under this Section shall in no event exceed the highest percentage of Limitation Compensation (within the meaning of Section 4.04(c)) at which contributions are made by the Employer for such Plan Year for the account of any Key Employee; and

(c)	a minimum contribution shall not be made to the extent any of the limitations of Article 4 would be exceeded.

9.03	Impact on Vesting

(a)
If the Plan is top-heavy in any Plan Year, then notwithstanding anything contained in the Plan to the contrary, each Participant with an Hour of Service after the Plan becomes top-heavy shall be vested in the portion of his Account attributable to Employer Contributions (to the extent such portion is not then fully vested and nonforfeitable) as determined under the following table:

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b)
A Participant’s vested percentage in his Account shall not be less than that determined as of the last day of the most recent top-heavy Plan Year. Further, if the Plan at any time has been top heavy and then ceases being top-heavy, the vested percentage in the Account of a Participant who has at least three (3) Years of Vesting Service (determined as of the last day of the most recent top-heavy year) shall not be less than what it would be if the Plan had not ceased being top-heavy. For purposes of this Section 9.03, Years of Vesting Service shall be determined as provided in Appendix III.

(c)	The provisions of this Section 9.03 apply solely for purposes of Appendix I and Appendix II.

9.04	Requirements Not Applicable

The requirements of this Article 9 shall not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Sections 401(k)(12) or 401(k)(13), and matching contributions with respect to which the requirements of Code Sections 401(m)(11) or 401(m)(12) are met.

ARTICLE 10
MISCELLANEOUS

10.01	Nonguarantee of Employment

The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or refuse to rehire a former Employee or otherwise act with relation to him or her. Each Employer may take any action (including discharge or refusal to rehire) with respect to any Employee or former Employee or other person and may treat him or her without regard to the effect that such action or treatment might have upon him or her as a Participant in this Plan.

10.02	Assignment and Levy

Except as may be required to comply with a qualified domestic relations order in accordance with Section 6.09, no Account under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to do so shall be void; nor shall any such Account be in any manner liable for or subject to the debts, contracts, engagements or torts of the person entitled to a benefit. If any Participant, Alternate Payee or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any Account, except as specifically provided herein, or if any Account shall be levied upon, garnished or attached, then such benefit shall, in the discretion of the Named Fiduciary, cease and terminate. In that event the Named Fiduciary will hold or apply the same or any part thereof to or for the benefit of such Participant, Alternate Payee or Beneficiary, his or her spouse, children or other dependents or any of them in such manner and in such proportion as the Named Fiduciary may deem proper.

10.03	Infancy or Incompetency

If the Plan Administrator determines that any person to whom a benefit is payable is an infant or incompetent by reason of physical or mental disability, any payment due to such person, unless a prior claim shall have been made by a duly qualified guardian or other legal representative, may be paid to the spouse, parent, brother or sister of such person, or any other person deemed by the Named Fiduciary to be responsible for the care of such person. Any such payment shall be a payment for the account of the person otherwise entitled to payment of the benefit and shall be a complete discharge of any liability therefor under this Plan.

10.04	Missing Persons

If the Plan Administrator is unable to locate a Participant, Alternate Payee or Beneficiary to whom a benefit is payable under this Plan within six months following the date a certified letter was mailed to such person’s last known address notifying him or her of the benefit, the amount so distributable shall be treated as a forfeiture. If the Participant, Alternate Payee or Beneficiary is subsequently located, such benefit shall be restored.

10.05	Recovery of Overpayment

If the Plan makes an overpayment, the Plan has the right at any time to, as elected by the Plan Administrator:

(a)	Recover that overpayment from the person to whom it was made;

(b)	Offset the amount of that overpayment from a future payment; or

(c)	A combination of both.

The Plan shall be considered to have established an equitable lien by agreement with the person to whom such overpayment was made. Such Participant, Beneficiary, Alternate Payee or other person shall, upon request, execute and deliver such instruments and papers as may be required and shall do whatever else is necessary to secure such rights of recovery to the Plan.

10.06	Governing Law and Rules of Construction

To the extent not inconsistent with ERISA, the Plan shall be construed in accordance with and its validity shall be determined under the laws of the State of Maryland (without regard to its conflict of laws provisions). To the extent required by applicable law, for purposes of the Plan “spouse” means the opposite-sex person to whom an individual is legally married and, to the extent provided under a qualified domestic relations order and required by applicable law, the term “spouse” also will include a former opposite-sex spouse. Whenever used herein, unless the context otherwise indicates, the masculine or the feminine includes the neuter and the singular the plural, and vice versa.

10.07	Titles and Headings

The titles and headings of the respective Articles and Sections are inserted merely for convenience and shall be given no legal effect.

10.08	Plan Corrections

The Plan Administrator, in conjunction with the Company, may undertake such correction of Plan errors as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a possible fiduciary breach under ERISA. Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator may undertake correction of Plan document, operational or demographic failures under a method described in the Plan or permissible under the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Plan Administrator also may undertake or assist the appropriate Plan fiduciary in undertaking correction of a possible fiduciary breach, including correction under the U.S. Department of Labor Voluntary Fiduciary Correction Program or any successor program thereto. Nothing in this Plan shall preclude the Plan Administrator from directing the Trustee to make an additional distribution from the Trust Fund to the extent such distribution is determined by the Plan Administrator to be necessary to correct a qualification defect in accordance with the corrective procedures permissible under the EPCRS or any other voluntary compliance program.

10.09	Writings and Electronic Communications

All notices and other communications with respect to the Plan, including signatures relating to such documentation, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically shall comply with the Electronic Signatures Act. The Plan Administrator and the Plan’s recordkeeper may use telephonic or electronic media to satisfy any notice requirements of this Plan, to the extent permissible under applicable regulations. In addition, a Participant’s consent to immediate distribution may be provided through telephonic or electronic means, to the extent permissible under applicable regulations. The Plan Administrator and the Plan’s recordkeeper also may use telephonic or electronic media to conduct Plan transactions such as enrolling Participants and other transactions to the extent permissible under applicable regulations.

10.10	Consent to Plan Terms

An Employee, upon becoming a Participant, and any other person, upon becoming a Beneficiary or an Alternate Payee, shall be deemed conclusively for all purposes hereof to have consented to the terms and conditions of the Plan and to be bound thereby.

10.11	Income Tax Withholding

Amounts shall be withheld from any payment due under this Plan as required to conform with applicable income tax laws.

10.12	Tax Treatment

This Plan is intended to comply with Code Sections 401(a) and 401(k), and shall be interpreted accordingly. Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any payments or benefits under this Plan including, without limitation, under the Code, federal, state, municipal, local or foreign laws.

10.13	Counterparts

The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Coventry Health Care, Inc. Retirement Savings Plan as amended and restated is hereby adopted this 26 day of January, 2011, effective as of January 1, 2011, except as otherwise specified herein or as required by law.

COVENTRY HEALTH CARE, INC.
By:	/s/ Allan Wise
Title:	Chief Executive Officer

APPENDIX I

FIRST HEALTH GROUP CORP. RETIREMENT SAVINGS PLAN
PROTECTED BENEFITS

Notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to benefits accrued by employees of First Health Group Corp. and its affiliates before January 1, 2006, under the First Health Group Corp. Retirement Savings Plan (the “FH Plan”) who were participants in the FH Plan as of December 31, 2005 and became Participants in the Plan effective as of January 1, 2006.

1)	Vesting in Employer Contributions

a)
Except as otherwise provided below with respect to former participants in the CCN, Inc. 401(k) Plan (the “CCN Plan”) and the Claims Administration Corporation Employees’ Savings Plan (the “CAC Plan”), the FH Plan provided for vesting on the following schedule:

Less than 2 Years of Vesting Service	0% vested
After 2 Years of Vesting Service	25% vested
After 3 Years of Vesting Service	50% vested
After 4 Years of Vesting Service	75% vested
After 5 Years of Vesting Service	100% vested

Participants also become 100% vested in their Account balance in the event of their death or Total and Permanent Disability or attainment of Normal Retirement Age while still employed.

b)	CCN Plan Participants. The CCN Plan merged into the First Health Plan as of January 1, 2002. The CCN Plan provided for vesting on the following schedule:

Less than 1 Year of Vesting Service	0% vested
At least 1 but less than 2 Years of Vesting Service	33.3% vested
At least 2 but less than 3 Years of Vesting Service	66.7% vested
3 or more Years of Vesting Service	100% vested

c)	CAC Plan Participants. The CAC Plan merged into the First Health Plan as of December 31, 2002. The CAC Plan provided for vesting on the following schedule:

Less than 1 Year of Vesting Service	0% vested
After 1 Year of Vesting Service	20% vested
After 2 Years of Vesting Service	40% vested
After 3 Years of Vesting Service	60% vested
After 4 Years of Vesting Service	80% vested
After 5 Years of Vesting Service	100% vested

APP. I - 1

2)	In-Service Withdrawals

a)	HealthCare Value Management, Inc. Profit Sharing Plan (“HCVM Plan”) Participants.

i)
Age 59½. Except as otherwise permitted under Section 6.06, an individual who has attained age 59½ who participated in the HCVM Plan may withdraw all or any portion of his or her vested HCVM account at any time for any reason upon written notice to the Plan Administrator. Such withdrawals are limited to two (2) in any 12-month period.

ii)
Matching and Discretionary Contribution Account. A participant in the HCVM Plan who has been an active participant in the HCVM Plan, the FH Plan and this Plan for at least five (5) years may withdraw any part of his or her vested HCVM Matching Contribution Account and HCVM Discretionary Contribution Account at any time. Such withdrawals are limited to two (2) in any 12-month period.

b)	CAC Plan Participants.

i)
Age 59½. Except as otherwise permitted under Section 6.06, an individual who has attained age 59½ who participated in the CAC Plan may withdraw all or a portion of his or her CAC Plan vested matching account, CAC Plan 401(k) account and CAC Plan after-tax account at any time upon written notice to the Plan Administrator. Such withdrawals are limited to two (2) in any Plan Year. The minimum amount of any such withdrawal is $1,000.

ii)
Withdrawal of CAC Plan Matching Account. A participant in the CAC Plan who has been an active participant in the CAC Plan, the FH Plan and this Plan for at least five (5) years may withdraw all or a portion of his or her vested CAC Plan matching account at any time upon written notice to the Plan Administrator. A participant in the CAC Plan who has fewer than five (5) years of participation may withdraw any portion of his or her CAC matching account in the CAC Plan that has been in the CAC Plan, the FH Plan and this Plan for at least two (2) years. Such withdrawals are limited to two (2) in any Plan Year. The minimum amount of any such withdrawal is $1,000.

iii)
Withdrawal of CAC Plan After-Tax Account. A participant in the CAC Plan who has a CAC Plan after-tax account may withdraw all or a portion of such account at any time upon written notice to the Plan Administrator. Such withdrawals shall be limited to two (2) during any Plan Year. The minimum amount of any such withdrawal is $1,000.

c)	CCN Plan Participants. A participant in the CCN Plan who has a CCN Plan after-tax account may withdraw all or a portion of the balance of his or her CCN Plan

APP. I - 2

after-tax account or employer contribution account at any time written notice to the Plan Administrator.

d)	Other FH Plan Participants. The provisions for in-service withdrawals under the Plan are at least as favorable as those under the FH Plan.

APP. I - 3

APPENDIX II

FIRST HEALTH PRIORITY SERVICES, INC.
401(k) PLAN
PROTECTED BENEFITS

Notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to benefits accrued by employees of First Health Priority Services, Inc. (“FHPS”) before January 1, 2006 under the First Health Priority Services, Inc. 401(k) Plan (the “FHPS Plan”) who were participants in the FHPS Plan on December 31, 2005 and become Participants in the Plan effective as of January 1, 2006.

1)	Vesting

Except for those participants who attained Normal Retirement Age while employed, vesting of benefits accrued under the FHPS Plan occurred in accordance with the following schedule:

Less than 2 Years of Vesting Service	0% vested
After 2 Years of Vesting Service	20% vested
After 3 Years of Vesting Service	40% vested
After 4 Years of Vesting Service	60% vested
After 5 Years of Vesting Service	80% vested
After 6 Years of Vesting Service	100% vested

2)	Vesting Service

For purposes of determining Vesting Service under this Plan, the date of hire as used by the FHPS Plan for First Health Priority Services employees who were participants in the FHPS Plan on December 31, 2005 and who became Participants in this Plan as of January 1, 2006 shall be used as the date of hire under this Plan. In no event will the amount of Vesting Service for such Participants under this Plan be less than the Vesting Service under the FHPS Plan as of December 31, 2005.

3)	In-Service Withdrawals

Except as otherwise permitted under Section 6.06, an individual who has attained age 59½ who participated in the FHPS Plan may withdraw all or a portion of his or her vested FHPS account at any time upon written notice to the Plan Administrator.

APP. II - 1

APPENDIX III

PROVISIONS APPLICABLE TO
APPENDIX I, APPENDIX II AND
CERTAIN PRE-2006 BENEFITS

The following provisions shall apply with respect to application of vesting rules to participants in the FH Plan or the FHPS Plan who are not fully vested, or to Participants in the Plan who may not be fully vested in Employer Contributions made before 2006. In this regard, the provision of Appendix II relating to the date of hire of certain FHPS Plan participants also shall be taken into consideration.

1)
“Years of Vesting Service” mean an Employee’s Period of Service, expressed as years and fractional parts of a year on the basis that 365 days equals one year, measured from the Employee’s Employment Commencement Date to the Employee’s most recent Severance from Service Date, adjusted as follows:

(a)
Reduced by any Period of Severance that occurred prior to the Employee’s most recent Severance from Service Date, unless such Period of Severance is included under the service spanning rule set forth in (e) below.

(b)	To include an Employee’s service with a predecessor employer (as defined in Section 4.05(a)) that did not maintain this Plan. This service includes service performed while a proprietor or partner.

(c)	To include service with an entity while that entity was an Affiliate, to the extent it has not already been credited.

(d)	To include an Employee’s Qualified Military Service to the extent it has not already been credited.

(e)	To include a Period of Severance under either of the following conditions (service spanning rule):

(i)	the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

(ii)
the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he or she was first absent.

If an Employee has more than one Period of Service or if all or a part of a Period of Service is not counted, his or her Vesting Service shall be determined by adjusting his or her Employment Commencement Date so that he or she has one continuous period of Vesting Service equal to the aggregate of all his or her countable Periods of Service.

APP. III - 1

2)	Vesting

(a)
Vesting Percentage: The Vesting Percentage is the percentage used to determine the nonforfeitable portion of a Participant’s Account attributable to Employer Contributions that were not 100% vested when made.

(i)	Except as provided in Appendix I or Appendix II, the applicable Vesting Percentage for a Participant is determined based on his or her Vesting Service, as shown below:

VESTING SERVICE
(whole years)	VESTING PERCENTAGE
Less than 1 Year	0%
1 Year	50%
2 or more years	100%

(ii)
However, the Vesting Percentage shall be 100% for a Participant who is an Employee on or after the date he or she reaches Normal Retirement Age. In addition, the Vesting Percentage for a Participant on the date he or she becomes Totally and Permanently Disabled or dies shall be 100%.

(iii)
If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he or she is credited with an Hour of Service on or after the date of the change and his or her nonforfeitable percentage on the day before the date of the change is not reduced under this Plan.

(b)
In-Service Distributions When Not Fully Vested: If a distribution is made from a Participant’s pre-2006 Matching Contributions at a time when the Participant is not 100% vested in such contributions and his or her employment with an Employer has not terminated, then:

(i)	A separate remainder sub-account will be established for his or her interest in such Matching Contributions at the time of the distribution; and

(ii)	At any subsequent time, his or her vested portion of such sub-account will be equal to an amount “X” determined under the formula:

X = P(AB + (RxD)) – (RxD), where:
P = the Participant’s vested percentage determined at the relevant time.
AB = the amount in such separate sub-account at the relevant time.
R = the ratio of AB to the amount in the sub-account after the distribution.
D =   the amount of the distribution.

APP. III - 2

3)	Forfeitures

(a)
General Rule: Generally, any portion of a Participant’s Account in which he or she is not vested upon at his or her Severance from Service Date shall be forfeited as of the earlier (the Participant’s “Forfeiture Date”) of: (i) the date of his or her death; or (ii) the last day of the Plan Year in which he or she incurs five (5) consecutive one year Periods of Severance.

All or a portion of a Participant’s nonvested Account shall be forfeited before such Forfeiture Date if, after he or she ceases to be an Employee, he or she receives, or is deemed to receive, a distribution of his or her entire vested Account or a distribution of his or her vested Account derived from Employer Contributions which were not 100% vested when made. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his or her entire vested Account, his or her entire nonvested Account shall be forfeited. If a Participant receives a distribution of his or her vested Account from Employer Contributions which were not 100% vested when made, but less than his entire vested Account from such contributions, the amount to be forfeited shall be determined by multiplying his nonvested Account from such contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Employer Contributions which were not 100% vested when made and the denominator of the fraction is his entire vested Account derived from such contributions on the date of distribution.

(b)
Application of Forfeitures: Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses of the Plan. Forfeitures that have not been used to pay administrative expenses shall be applied to reduce Employer Contributions made after the Forfeitures are determined and then used either for corrective contributions under Section 3.10 or for restorative contributions as described below.

4)	Repayments

If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his or her nonvested Account to be forfeited, he or she shall have the right to repay to the Plan the entire amount of the distribution he or she received (but excluding any Rollover Contributions). The repayment must be made in a single sum before the earlier of the date five (5) years after the date he or she again becomes an Eligible Employee, or the end of the first period of five (5) consecutive one year Periods of Severance which begin after the date of the distribution.

If the Participant makes the repayment above, the Plan Administrator shall restore to his or her Account an amount equal to his or her nonvested Account which was forfeited on the date of distribution, unadjusted for any investment gains or losses.

APP. III - 3

If no amount is to be repaid because the Participant had no vested portion (other than Rollover Contributions), and he or she again performs an Hour of Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the forfeited portion of the Participant’s Account as if he or she had made a required repayment on the date he or she performed such Hour of Service. Restoration of the Participant’s Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Regulations; provided, however, the Plan Administrator shall not restore the nonvested Account if: (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment; and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

The Plan Administrator shall restore the Participant’s Account by the close of the Plan Year following the Plan Year in which repayment is made or deemed to be made. Permissible sources for the restoration of the Participant’s Account are forfeitures or additional Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant’s Annual Additions, as defined in Section 4.04.

APP. III - 4

ATTACHMENT A

EMPLOYERS
(as of January 1, 2011)

An Affiliate of the Company will be an Employer provided that:

1.	the Affiliate has Employees; and

2.	the Affiliate is not specifically excluded from participation in the Plan.

Any Affiliate specified on a list maintained by the Company, furnished to the Named Fiduciary and the Plan Administrator, and updated whenever there is a change in the entities so listed, shall not be eligible to become a participating Employer in the Plan.

ATT. A - 1

AMENDMENT NUMBER ONE
TO THE
COVENTRY HEALTH CARE, INC.
RETIREMENT SAVINGS PLAN

(Amended and Restated as of January 1, 2011)

WHEREAS, Coventry Health Care, Inc. (the “Company”) maintains the Coventry Health Care, Inc. Retirement Savings Plan (the “Plan”); and

WHEREAS, pursuant to Section 7.01 of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to permit participants, in accordance with section 404(k) of the Code, to elect to receive in cash or to reinvest dividends paid in cash on Qualifying Employer Securities;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the date of execution:

1.           Section 1.37 (“Participant”) is amended by adding the following sentences at the end thereof:

“An alternate payee under a qualified domestic relations order for whom an Account has been established under Section 6.09 is considered a Participant for purposes of electing Investment Funds for his or her Account, making an election under Section 6.11, being charged expenses to his or her Account and designating a beneficiary for his or her Account.  Similarly, a Beneficiary of a deceased Participant for whom an Account has been established, or an Eligible Employee who has not otherwise commenced participation in the Plan but has made a rollover contribution, is considered a Participant for purposes of electing Investment Funds for his or her Account, making an election under Section 6.11, being charged expenses to his or her Account and designating a beneficiary for his or her Account.”

2.           Section 1.44 is amended in its entirety to provide as follows:

“1.44
‘Qualifying Employer Securities’ means any class of common stock of the Company (or of a corporation that is a member of the Company’s controlled group) or any class of noncallable preferred stock of the Company (or of a corporation that is a member of the Company’s controlled group) that is convertible into common stock of the Company (or of a corporation that is a member of the Company’s controlled group) that is readily tradable on an established securities market (such terms as defined under Code Section 409(l)), that meet the requirements of ERISA Section 407(d)(5) and that are held under the Qualifying Employer Securities Fund.  This term also includes any securities that met the requirements above when those securities were assigned to the Plan and first held under the Qualifying Employer Securities Fund.”

3.           A new Section 1.44A is added to provide as follows:

“1.44A
‘Qualifying Employer Securities Dividend Sub-Account’ means the portion of a Participant’s Account comprised of cash dividends received on or after September 1, 2012 under the Qualifying Employer Securities Fund that is associated with the portion of the Participant’s Account that is not fully vested.  The Qualifying Employer Securities Dividend Sub-Account shall be further divided into sub-sub-accounts that shall be associated with, and have the characteristics and properties of, the sub-account that was the source of the dividends.  Upon vesting of the source sub-account, the relevant sub-sub-account portion of the Qualifying Employer Securities Dividend Sub-Account may, at the direction of the Plan Administrator, be combined with and into the source sub-account.”

4.           Section 3.07(a) is amended in its entirety to provide as follows:

“(a)
Vested Account:  A Participant’s Elective Deferral Contributions and Rollover Contributions shall be fully (100%) vested and nonforfeitable at all times.  Notwithstanding any other provision of the Plan to the contrary, all Matching Contributions made on or after January 1, 2006 shall be 100% vested at all times.  A Participant’s Qualifying Employer Securities Dividend sub-account shall be fully (100%) vested and nonforfeitable at all times.”

5.           Section 5.02(b) is renumbered Section 5.02(c) and a new subsection 5.02(b) is added to provide as follows:

“(b)
Notwithstanding anything in the Plan to the contrary, one of the Investment Funds shall be the Qualifying Employer Securities Fund.  The Qualifying Employer Securities Fund will be invested primarily in Qualifying Employer Securities, provided that such stock qualifies as qualifying employer securities within the meaning of ERISA Section 407(d)(5).  The Plan is intended to be an eligible individual account plan under ERISA Section 407(d)(3).  The portion of the Plan comprised of the Qualifying Employer Securities Fund shall be an employee stock ownership plan under ERISA Section 407(d)(6) and Code Sections 409 and 4975(e)(7), which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e).  The level of Plan assets invested in such fund shall be determined by Participants’ Investment Fund elections and may consist of up to 100% of all Plan assets; provided that in no event may any portion of a Participant’s Account be required to be maintained in the Qualifying Employer Securities Fund.  With respect to the Qualifying Employer Securities Fund, the Plan is intended to comply with the Company’s securities law compliance policy and with applicable federal and state securities laws.”

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6.           Section 5.02(c)(ii) (i.e., former Section 5.02(b)(ii)) is amended in its entirety to provide as follows:

“(ii)
Except as Participants may elect pursuant to Section 6.11, cash dividends, if any, payable on Qualifying Employer Securities shall be reinvested in additional shares of such securities.  In the event of any cash or stock dividend or any stock split on Qualifying Employer Securities, such dividend or split shall be credited to Accounts based on the number of shares of Qualifying Employer Securities held by each Account as of the record date of such dividend or split.”

7.           The first sentence of Section 6.04(a) is amended by renumbering clause (viii) as clause (ix) and adding a new clause (viii) to provide as follows:

“(viii) dividends on Qualifying Employer Securities paid directly to a Participant pursuant to an election under Section 6.11;”

8.           Section 6.06(b) is amended in its entirety to provide as follows:

“(b)
A Participant who has attained age 59½ at any time may withdraw any part of his or her vested Account attributable to Elective Deferral Contributions, Matching Contributions or, except with respect to dividends on Qualifying Employer Securities arising from assets attributable to a money purchase pension plan or assets transferred directly from a plan subject to Code Section 417, the Qualifying Employer Securities Dividend sub-account.”

9.           A new Section 6.07(f) is added to provide as follows:

“(f)
A Participant who has requested a hardship distribution and who has any portion of his or her Account invested in the Qualifying Employer Securities Fund shall be subject to restrictions on his or her reinvestment election under Section 6.11 to the extent so provided in Section 6.11(a).”

10.           A new Section 6.11 is added to provide as follows:

“6.11	Elections regarding Cash Dividends on Qualifying Employer Securities

(a)	Under procedures established by the Plan Administrator, a Participant may elect:

(i)	to receive a direct payment of any cash dividends on Qualifying Employer Securities otherwise allocable to his or her Account; or

(ii)	to have such cash dividends reinvested and allocated to his or her Account.

A Participant who does not have in effect an election under subsection (a)(i) will be deemed to have elected reinvestment under subsection (a)(ii).   If a Participant has made a request for a hardship withdrawal pursuant to Section 6.07 which is pending during the period beginning ten (10)

3

business days prior to any dividend payment date and ending three (3) business days prior to that dividend payment date (or such other period as the Plan Administrator may determine), he or she will be deemed to have elected a direct cash payment under subsection (a)(i) for that dividend payment.  Such cash payment will be considered in determining the amount of any hardship distribution and, on or after that dividend payment date, such Participant may make a new election under this Section 6.11 with respect to subsequent dividend payments.

(b)
In no event shall any distribution of cash dividends on Qualifying Employer Securities paid into the Trust Fund be made pursuant to this Section 6.11 later than 90 days following the end of the Plan Year in which such dividends were paid into the Trust Fund.

(c)	Stock dividends on Qualifying Employer Securities shall be reinvested in the Qualifying Employer Securities Fund.

(d)
An election to receive direct payment of dividends under Section 6.11(a)(i) made not later than 4 p.m. eastern time on the last business day prior to a dividend payment date (or such other time as the Plan Administrator may determine) will be effective as of that dividend payment date; otherwise the election will be effective only as to subsequent dividend payment dates.  Except as provided in subsection (g) below, the dividends with respect to which he or she may elect a direct payment under Section 6.11(a)(i) are 100% of the cash dividends on shares of Qualifying Employer Securities in the Qualifying Employer Securities Fund and allocated to his or her Account as of the record date for the dividend.  For purposes of this Section 6.11, “business days” do not include legal holidays or weekend days.

(e)
Any election under this Section 6.11 shall continue in effect until revoked prospectively by the Participant.  Any such election or revocation shall be made at such time and in such manner as the Plan Administrator shall specify.

(f)
Notwithstanding subsections (d) and (e), under subsection (a) a Participant’s election to reinvest may be revoked in connection with his or her request for a hardship distribution under Section 6.07, and a Participant’s election to receive a cash payment also may be revoked if necessary under the Plan’s procedures for making domestic relations order determinations described in Section 6.09.

(g)
If, with respect to cash dividends declared on shares of Qualifying Employer Securities, the Company authorizes the direct payment under Section 6.11(a)(i) of less than 100% of such dividends, a Participant may elect, under procedures established by the Plan Administrator, a direct payment under this Section 6.11 of such percentage.

(h)	Cash dividends on Qualifying Employer Securities that are received on the portion of a Participant’s Account that is not fully vested, and that is

4

allocated to the Qualifying Employer Securities Fund, shall be directed to the Qualifying Employer Securities Dividend sub-account when received by the Trust Fund and shall be 100% vested upon receipt.

(i)	Any dividend payment check that is not cashed within six months after issuance shall be treated in accordance with Section 10.04.

(j)	This Section 6.11 is intended to comply with the requirements of Code Section 404(k) and shall be administered and interpreted accordingly.”

11.           Section 2) of Appendix I is amended in its entirety to provide as follows:

“2)           In-Service Withdrawals

a)	HealthCare Value Management, Inc. Profit Sharing Plan (“HCVM Plan”) Participants.

i)
Age 59½.  In addition to those withdrawals permitted under Section 6.06, an individual who has attained age 59½ who participated in the HCVM Plan may withdraw all or any portion of his or her vested HCVM account at any time for any reason upon written notice to the Plan Administrator.

ii)
Matching and Discretionary Contribution Accounts.  A participant in the HCVM Plan who has been a participant in the HCVM Plan, the FH Plan and this Plan for at least five (5) years may withdraw any part of his or her vested HCVM Matching Contribution and HCVM Discretionary Contribution Accounts at any time.

b)	CAC Plan Participants.

i)
Age 59½.  In addition to those withdrawals permitted under Section 6.06, an individual who has attained age 59½ who participated in the CAC Plan may withdraw all or a portion of his or her CAC Plan 401(k) account at any time upon written notice to the Plan Administrator.

ii)
Withdrawal of CAC Plan Matching Account.  A participant in the CAC Plan who has been a participant in the CAC Plan, the FH Plan and this Plan for at least five (5) years may withdraw all or a portion of his or her vested CAC Plan matching account at any time upon written notice to the Plan Administrator.

iii)
Withdrawal of CAC Plan After-Tax Account.  A participant in the CAC Plan who has a CAC Plan after-tax account may withdraw all or a portion of such account at any time upon written notice to the Plan Administrator.

c)
CCN Plan Participants.  A participant in the CCN Plan who has a CCN Plan after-tax account may withdraw all or a portion of the balance of his or her CCN Plan after-tax account or employer contribution account at any time upon written notice to the Plan Administrator.

5

d)
Other FH Plan Participants.  A participant in the FH Plan who has been a participant in the FH Plan and this Plan for at least five (5) years may withdraw all or a portion of his or her vested FH Plan matching or employer contribution accounts at any time upon written notice to the Plan Administrator.”

12.           Section 3) of Appendix II is amended in its entirety to provide as follows:

“3)           In-Service Withdrawals

a)
Age 59½.  In addition to those withdrawals permitted under Section 6.06, an individual who has attained age 59½ who participated in the FHPS Plan may withdraw all or a portion of his or her FHPS Plan 401(k) account at any time upon written notice to the Plan Administrator.

b)
Withdrawal of FHPS Plan Matching and Employer Contribution Accounts.  In addition to those withdrawals permitted under Section 6.06, an individual who has who has been a participant in the FHPS Plan and this Plan for at least five (5) years may withdraw all or a portion of his or her vested FHPS matching and employer contribution accounts at any time upon written notice to the Plan Administrator.”

IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed by its duly authorized officer this 17th day of September, 2012.

COVENTRY HEALTH CARE, INC.
By:	/s/ Allan Wise
Title:	Chief Executive Officer

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AMENDMENT NUMBER TWO
TO THE
COVENTRY HEALTH CARE, INC.
RETIREMENT SAVINGS PLAN
(Amended and Restated as of January 1, 2011)

WHEREAS, Coventry Health Care, Inc. (the “Company”) maintains the Coventry Health Care, Inc. Retirement Savings Plan (the “Plan”); and

WHEREAS, pursuant to Section 7.01 of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to clarify certain aspects of the Plan document and to modify certain aspects of the Plan’s operation;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of January 1, 2012 except as expressly stated herein:

1.           Section 1.13 is clarified to provide as follows:

“1.13
“Compensation” generally means, except for purposes of Section 4.04, the total wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of an Employer’s trade or business) for which an Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.  The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 generally satisfies this definition.

(a)
Compensation also shall include “elective contributions,” which mean amounts contributed or deferred by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b).

(i)
Amounts under Code Section 125 shall be deemed to include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage; but

(ii)	only if the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

(b)
Notwithstanding the above, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B).

(c)	Notwithstanding any other provision of the Plan to the contrary, Compensation shall not include:

1

(i)	severance pay or other form of post-termination compensation;

(ii)	bonuses;

(iii)
amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iv)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(v)
other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125);

(vi)	other items of remuneration that are similar to any of the items listed in paragraphs (ii)-(iv) above including, but not limited to, dividends on unvested restricted stock (or property); and

(vii)	reimbursements or other expense allowances, fringe benefits (cash and non-cash), deferred compensation, non-cash compensation and welfare benefits.

(d)
Notwithstanding any other provision of the Plan to the contrary, Participants may not make Elective Deferral Contributions with respect to amounts that are not Limitation Compensation (as defined in Section 4.04(c)).  Further, notwithstanding any other provision of the Plan to the contrary, the limit imposed by Code Section 401(a)(17)(B) on Compensation incorporated under subsection (b) above is not applicable for the purpose of determining the amount of Compensation from which Elective Deferral Contributions can be made.”

2.           Section 3.01(a)(i) is amended in its entirety, effective July 28, 2012, to provide as follows:

“(i)
The Automatic Deferral Election applies to an Eligible Employee upon his or her first becoming eligible to make Elective Deferral Contributions (or again becoming eligible after a period during which he or she was not an Active Participant, e.g., during a leave of absence or during a suspension on account of a hardship distribution).  Such automatic Elective Deferral Contributions will begin with the first pay cycle commencing 31 days, or such other period as the Plan Administrator may determine, from the date when an Eligible Employee first becomes (or again becomes) eligible to make Elective Deferral Contributions unless he or she affirmatively elects to modify or revoke the Automatic Deferral Election (e.g., by making his or her own election).”

2

3.           Section 5.01(c) is amended by deleting the last two sentences thereof.

4.           Section 10.04 is amended in its entirety, effective September 10, 2012, to provide as follows:

“10.04    Missing Persons; Uncashed Checks

If the Plan Administrator is unable to locate a Participant, Alternate Payee or Beneficiary to whom a benefit is payable under this Plan within six months following the date a certified letter was mailed to such person’s last known address notifying him or her of the benefit, or if a check was sent to a Participant, Alternate Payee or Beneficiary that remains uncashed for six months, the amount so distributable (or distributed) shall be treated in accordance with the Plan’s then-current procedures for processing of “stale-dated” checks (in the former situation, acting as if a check had in fact been issued).

5.           New Appendix IV to the Plan is added in the form attached hereto.

IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed by its duly authorized officer this 18 day of  December, 2012.

COVENTRY HEALTH CARE, INC.
By:	/s/ Allan Wise
Title:	Chief Executive Officer

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APPENDIX IV

SPECIAL DISTRIBUTION PROVISIONS

The provisions of this Appendix IV apply to a Participant who has a portion of his Account attributable to a sub-account attributable to a money purchase pension plan or his or her Account includes assets transferred directly from a plan subject to Code Section 417 (collectively, a “Money Purchase Pension Plan Sub-Account”).  Such provisions may be waived through a “Qualified Election” described in paragraph 5. below.  This Appendix IV applies only to the Money Purchase Pension Plan Sub-Account portion of his or her Account.

1.           Restrictions on In-Service Withdrawals.  If a Participant has a Money Purchase Pension Plan Sub-Account, such sub-account may not be distributed prior to the earlier of his or her attainment of Normal Retirement Age, death, Total and Permanent Disability or Severance from Service Date, and prior to Plan termination.  In particular, hardship withdrawals shall not be permitted from a Money Purchase Pension Plan Sub-Account.

2.           Restrictions on Loans.  A married Participant with a portion of his or her vested Account attributable to the Money Purchase Pension Plan Sub-Account may not make a loan under Section 6.08 from such portion unless, during the 180-day period ending on the date on which the loan is secured, his or her spouse has filed a written consent to such loan with the Plan Administrator, which consent shall be notarized or witnessed by a representative of the Plan Administrator, and shall acknowledge the effect of the loan.  In the absence of such spousal consent, such portion of his or her vested Account shall be disregarded for purposes of Section 6.08(a)(iii)(B).

3.           Automatic and Optional Annuity Requirements.  If a Participant has a Money Purchase Pension Plan Sub-Account, distribution shall be made to him or her through the purchase of an annuity contract that provides for payment in one of the following annuity forms unless he or she elects a different form of payment available under Section 6.01.

a)	The “automatic annuity form” for a Participant who is married on his or her Benefit Payment Date is a 50% Qualified Joint and Survivor Annuity.

b)	The “optional annuity form” for a Participant who is married on his or her Benefit Payment Date is a 75% Qualified Joint and Survivor Annuity.

c)	The “automatic annuity form” for a Participant who is not married on his or her Benefit Payment Date is a Single Life Annuity.

His or her election of any form of payment other than the “automatic annuity form” shall not be effective unless it is a “qualified election;” provided that consent of his or her spouse shall not be required if he or she elects the optional form of Qualified Joint and Survivor Annuity.

4.           Qualified Preretirement Survivor Annuity Requirements.  If a married Participant who has a Money Purchase Pension Plan Sub-Account dies before his or her Benefit Payment Date, his or her spouse shall receive distribution of the value of his or her vested interest in such sub-account through the purchase of an annuity contract that provides for payment over the life

i

of the spouse.  His or her spouse may elect to receive distribution under Section 6.01 instead of in the Qualified Preretirement Survivor Annuity form.  Such Participant may designate a non-spouse Beneficiary to receive distribution of such sub-account only pursuant to a “qualified election” unless his or her spouse has previously consented to the naming of such non-spouse Beneficiary as the sole Beneficiary.

5.           Qualified Election Procedures.

a)
No less than seven (7) and no more than 180 days before distribution of such a Participant’s benefit commences, he or she and his or her spouse (if any) shall be given a written notice to the effect that if he or she is married on the date of commencement of payments, benefits will be payable in form of a 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix unless he or she, with the consent of his or her spouse, elects to the contrary prior to the commencement of payments.  Consent of the spouse is not required for an election if the Beneficiary is not the spouse.  The notice shall describe, in a manner intended to be understood by him or her and his or her spouse, the terms and conditions of the Qualified Joint and Survivor Annuity, the financial effect of the election of an optional form or to revoke such an election, and the rights of the spouse to consent to an election of an optional form.  In addition, the notice shall inform him or her that he has 30 days to elect whether to have benefits paid in the form described in Section 6.01 in lieu of the automatic form under paragraph 3. above.

b)
A Participant who desires to have his or her benefit under this Appendix IV paid in the form provided in Section 6.01 shall make such an election through a written form furnished by the Plan Administrator.  His or her election to receive his or her retirement benefit under the form provided in Section 6.01 may be revoked by him or her at any time, and any number of times, during the 180-day period ending on the day his or her benefit payments commence.  After retirement benefit payments have been made, no elections or revocations of the optional method of distribution will be permitted under any circumstances.

c)
The date payment of his or her benefit is to be made for a distribution in a form other than the 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix may be less than 30 days after receipt of the written notice described above if:

i)
he or she has been provided with information that clearly indicates that he or she has at least 30 days to consider whether to waive the 50% (or 75%) Qualified Joint and Survivor Annuity, and elects (with written consent of his or her spouse, if necessary) another form of distribution;

ii)
he or she is permitted to revoke any affirmative distribution election at least until the Benefit Payment Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after he or she is provided the explanation of the 50% (or 75%) Qualified Joint and Survivor Annuity; and

iii)	the date payment of his or her benefit is to commence is a date after the date that the written notice was provided to him or her.

ii

6.           For purposes of this Appendix IV, the following terms have the following meanings:

a)
“Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in Regulations under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of his or her spouse that is equal to at least 50% but no more than 100% of the amount of the annuity payable during the joint lives of him or her and his or her spouse.  No survivor annuity shall be payable to his or her spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom he was married on his or her Benefit Payment Date.

b)	“Qualified Pre-Retirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving spouse upon his or her death prior to his or her Benefit Payment Date.

c)	“Benefit Payment Date” means:

i)	the first day of the first period for which an amount is payable as an annuity, as described in Code Section 417(f)(2)(A)(i);

ii)
in the case of a benefit not payable in the form of an annuity, the starting date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time and form as the benefit that is not payable as an annuity;

iii)	in the case of an amount payable under a retroactive annuity starting date, the retroactive annuity starting date; or

iv)	the date of the purchase of an irrevocable commitment from an insurer to pay the benefits due under the Plan.

iii